UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒     Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
KONTOOR BRANDS, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KONTOOR™

2024

Proxy Statement

and Notice of Annual Meeting of Stockholders

Dear Shareholders
On behalf of the Board of Directors and the leadership team, I am pleased to invite you to attend the Kontoor Brands, Inc. 2024 Annual Meeting of Shareholders (the “Annual Meeting”) on Thursday, April 18, 2024, at 11:00 a.m., Eastern Time, to be held live via the Internet at www.virtualshareholdermeeting.com/KTB2024. The format of the Annual Meeting will be a virtual-only meeting.
Attached to this letter are a Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the business to be conducted at the Annual Meeting.
In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their shareholders over the Internet, we have sent shareholders of record at the close of business on February 15, 2024 a Notice of Internet Availability of Proxy Materials (“Notice”) beginning on or about March 7, 2024. The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of these proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice, as well as in the attached Proxy Statement.
We have designed the format of the Annual Meeting to ensure that shareholders are afforded similar rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. To attend the Annual Meeting, shareholders are encouraged to register in advance, using their control number and other information, at www.proxyvote.com prior to Wednesday, April 17, 2024, at 5:00 p.m., Eastern Time. Upon completing registration, shareholders will receive further instructions by e-mail, including links that will allow them to access the Annual Meeting, submit questions, and vote online during the Annual Meeting.
Beginning thirty minutes prior to, and during, the Annual Meeting, support will be available to assist shareholders with any technical difficulties they may have accessing, hearing or participating in the virtual meeting. If participants encounter any difficulty accessing, or during, the virtual meeting, they should call the support team at the numbers listed on the virtual meeting registration page.
Your vote is important to us. To ensure that you will be represented, we ask you to vote your shares on the Internet, by telephone or by mail as soon as possible, or you may vote during the live webcast of the Annual Meeting. Voting on the Internet, by telephone or by mail does not deprive you of your right to attend the Annual Meeting. If you do attend the Annual Meeting and wish to vote your shares at the meeting, you may revoke your proxy at or prior to the Annual Meeting.
If you have any questions or need assistance voting, please contact our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Stockholders may call toll free: (800)-967-7510
Banks and Brokers may call collect: (212)-269-5550
I thank you for your continued support of our company.
Sincerely,
Scott H. Baxter
President, Chief Executive Officer and Chair of the Board of Directors

To Our Shareholders of Kontoor Brands, Inc.
Notice of Annual Meeting of Shareholders
The 2024 Annual Meeting of Shareholders of Kontoor Brands, Inc. will be held live virtually via the Internet at www.virtualshareholdermeeting.com/KTB2024, on Thursday, April 18, 2024, at 11:00 a.m., Eastern Time, for the following purposes:

Date: Thursday, April 18, 2024 Time: 11:00 a.m., ET Place: Virtually via the Internet at www.virtualshareholder meeting.com/KTB2024	to elect eight directors to serve until the annual meeting of shareholders to be held in 2025;
to approve amendments to Kontoor’s Articles of Incorporation to replace all supermajority voting standards with majority voting standards;
to ratify the appointment of PricewaterhouseCoopers LLP as Kontoor’s independent registered public accounting firm for the fiscal year ending December 28, 2024;
to approve the compensation of Kontoor’s named executive officers as disclosed in this Proxy Statement; and
to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

A copy of Kontoor’s Annual Report for the fiscal year ended December 30, 2023 is included for your information.
Only shareholders of record as of the close of business on February 15, 2024 are entitled to notice of, and to vote at, the Annual Meeting.
To attend the Annual Meeting, shareholders must register in advance, using their control number and other information, at www.proxyvote.com prior to the deadline of Wednesday, April 17, 2024, at 5:00 p.m., Eastern Time. Upon completing registration, shareholders will receive further instructions by e-mail, including links that will allow them to access the Annual Meeting, submit questions, and vote online during the Annual Meeting. Shareholders will not be able to attend the Annual Meeting in person. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection during the Annual Meeting at www.virtualshareholdermeeting.com/KTB2024, upon registration and log-in.
Sincerely,
Thomas L. Doerr, Jr.
Executive Vice President, General Counsel and Secretary

YOUR VOTE IS IMPORTANT You are urged to vote your shares in advance via the Internet, through our toll-free telephone number, or by signing, dating and promptly returning your completed proxy card.

Proxy Statement Summary
This summary highlights certain information about Kontoor Brands, Inc. (the “Company,” “Kontoor,” “we,” “us” or “our”) contained in this proxy statement (“Proxy Statement”) but does not contain all the information that you should consider when casting your vote. Please review this entire Proxy Statement as well as our Annual Report for the fiscal year ended December 30, 2023 (“Annual Report”) carefully before voting.

Important Notice Regarding the Availabilty of Proxy Materials for the Shareholder Meeting to be held on April 18, 2024. This Proxy Statement and our Annual Report are available at www.proxyvote.com.
General Information
The Board of Directors of the Company (the “Board”) is furnishing you this Proxy Statement to solicit proxies, on its behalf, to be voted at the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 18, 2024, at 11:00 a.m., Eastern Time, via the Internet at www.virtualshareholdermeeting.com/KTB2024, and at any adjournments or postponements thereof. The format of the Annual Meeting will be a virtual-only meeting. Shareholders will not be able to attend the Annual Meeting in person. We have designed the format of the Annual Meeting to ensure that shareholders are afforded similar rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation.
The Board has made this Proxy Statement and our Annual Report available to you over the Internet at www.proxyvote.com or, upon your request, has mailed you a printed version of these proxy materials in connection with the Annual Meeting. We mailed the Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders, and this Proxy Statement and our Annual Report were posted to the above-referenced website, beginning on or about March 7, 2024.

Spin-Off
On May 22, 2019, V.F. Corporation (“VF”) completed the spin-off of its Jeanswear business, which included the Wrangler®, Lee® and Rock & Republic® brands, as well as the VF Outlet business. The spin-off transaction (the “Spin-Off”) was effected through a pro-rata distribution to VF shareholders of one share of Kontoor common stock for every seven shares of VF common stock held on the record date of May 10, 2019. Kontoor began to trade as a standalone public company on the New York Stock Exchange (the “NYSE”) under the ticker symbol “KTB” on May 23, 2019.

Kontoor Brands, Inc.	1	2024 Proxy Statement

Voting Roadmap

Proposal	Board Recommendation	Page Reference

Proposal No. 1: Election of eight directors for a term ending at the 2025 annual meeting of shareholders.	The Board recommends a vote “FOR” each of the director nominees.	8

Proposal No 2: Approval of amendments to our Articles of Incorporation to replace all supermajority voting standards with majority voting standards.	The Board recommends a vote “FOR” the approval of amendments to our Articles of Incorporation to replace all supermajority voting standards with majority voting standards.	28

Proposal No. 3: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024.	The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024.	66

Proposal No. 4: Approval of the compensation of our named executive officers on a non-binding advisory basis (“Say-on-Pay vote”).	The Board recommends a vote “FOR” the approval of the compensation of our named executive officers on a non-binding advisory basis.	68

Kontoor Brands, Inc.	2	2024 Proxy Statement

Voting and Meeting Matters

Who May Vote	If, at the close of business on February 15, 2024 (the “Record Date”), you held shares of Kontoor common stock (a) directly in your name as a shareholder of record or (b) through a broker, bank or other nominee (shares held in “street name”), you have one vote for each such share of Kontoor common stock and may vote your shares by proxy via the Internet, by telephone or by mail, or you may vote your shares during the live webcast of the Annual Meeting. For shares held in street name, you generally cannot vote your shares directly and instead may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. As of the close of business on the Record Date, 55,752,040 shares were outstanding and entitled to vote.
How to Obtain Meeting Materials
All Proxy Materials for the Annual Meeting, including this Proxy Statement and our Annual Report, are available to you over the Internet at www.proxyvote.com. All shareholders have been separately provided with the Notice and, as indicated in the Notice, if you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Shareholders will not receive printed copies of the proxy materials unless they request them. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. Please make your request as instructed in that Notice prior to April 4, 2024 to facilitate timely delivery.

What Constitutes a Quorum	The presence, on the live webcast of the Annual Meeting or by proxy, of the holders of a majority of the outstanding shares entitled to cast a vote on a particular matter to be acted upon at the Annual Meeting constitutes a quorum for the purposes of consideration and action on the matter. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How Votes are Counted,” if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).
Proposals to be Voted on
We are asking you to vote on the following:
•Proposal No. 1: Election of eight directors for a term ending at the 2025 annual meeting of shareholders;
•Proposal No. 2: Approval of amendments to Kontoor’s Articles of Incorporation to replace all supermajority voting standards with majority voting standards;
•Proposal No. 3: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024; and
•Proposal No. 4: Approval of the compensation of our named executive officers on a non-binding advisory basis (“Say-on-Pay vote”).

Kontoor Brands, Inc.	3	2024 Proxy Statement

Votes Required
For Proposal No. 1, you may vote “FOR” or “AGAINST” each of the eight director nominees or abstain from voting. Proposal No. 1 requires that each director is elected by the vote of the majority of the votes cast with respect to the director at a meeting at which a quorum is present assuming the election is uncontested (a plurality voting standard applies in contested elections). For this purpose, a majority of votes cast means that the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” such director nominee. Abstentions and broker non-votes will have no effect on the election of directors. Please refer to Proposal No. 1 for information regarding our policy on majority voting in uncontested elections of directors and our policy on incumbent director resignation in an uncontested election.
For Proposal No. 2, you may vote “FOR” or “AGAINST” or abstain from voting. Proposal No. 2 requires the affirmative vote of the holders of at least 80% of the shares cast at a meeting at which a quorum is present. Abstentions and broker non-votes will be considered as votes cast on Proposal No. 2 but will have the same effect as a vote “AGAINST” this proposal.
For Proposal No. 3, you may vote “FOR” or “AGAINST” or abstain from voting. Proposal No. 3 requires the affirmative vote of the holders of a majority of the shares cast at a meeting at which a quorum is present. Abstentions will not be considered as votes cast and, as a result, will not have any effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, there will be no broker non-votes with respect to Proposal No. 3, and a broker will be permitted to exercise its discretion to vote uninstructed shares on Proposal No. 3 in accordance with the applicable NYSE rules.
For Proposal No. 4, you may vote “FOR” or “AGAINST” or abstain from voting. Proposal No. 4 requires the affirmative vote of the holders of a majority of the shares cast at a meeting at which a quorum is present. Proposal No. 4 is advisory in nature and non-binding, and the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will not be considered as votes cast and, as a result, will not have any effect on Proposal No. 4.

How Votes are Counted
For shareholders of record, all shares represented by the proxies will be voted at the Annual Meeting in accordance with instructions given by the shareholders. Where a shareholder returns its signed proxy and no instructions are given with respect to a given matter, the shares will be voted: (1) “FOR” the election of each of the Board’s director nominees; (2) “FOR” approval of the amendments to our Articles of Incorporation to replace all supermajority voting standards with majority voting standards; (3) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024; (4) “FOR” the approval of the compensation of our named executive officers; and (5) as recommended by the Board or, if no recommendation is given, in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting. If you are a shareholder of record and you do not return your proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
For beneficial owners of shares held in street name, the brokers, banks or other nominees holding shares for beneficial owners will vote those shares as you instruct. Absent instructions from you, brokers, banks and other nominees may vote your shares only as they decide as to matters for which they have discretionary authority under the applicable NYSE rules. A broker, bank or other nominee does not have discretion to vote on the election of directors or approval of the compensation of our named executive officers. If you do not instruct your broker, bank or other nominee how to vote on those matters, no votes will be cast on your behalf on Proposal No. 1, Proposal No. 2 or Proposal No. 4. Your broker will be entitled to vote your shares in its discretion, absent instructions from you, on Proposal No. 3.

Kontoor Brands, Inc.	4	2024 Proxy Statement

Board Recommendations
Our Board recommends that you vote your shares:
•“FOR” each of the director nominees set forth in this Proxy Statement;
•“FOR” approval of the amendments to our Articles of Incorporation to replace all supermajority voting standards with majority voting standards;
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024; and
•“FOR” the approval of the compensation of our named executive officers.

How to Vote
If you are a shareholder of record, please refer to your proxy card to see when your vote must be received by. If you hold shares in street name, please refer to the information forwarded by your bank, broker or other nominee to see when your voting instructions must be received by.

If you are a Shareholder of Record you may Vote by Granting a Proxy. To Vote by Proxy:

By Internet
Go to the website www.proxyvote.com and follow the instructions on how to complete an electronic proxy card, 24 hours a day, seven days a week. You will need the
16-digit number included
on your Notice or proxy
card to vote by Internet.

By Telephone
From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week. You will need the 16-digit number included on your Notice or proxy card in order to vote by telephone.

By Mail
Request a proxy card from us by following the instructions on your Notice. When you receive the proxy card, mark your selections on the proxy card. Date and sign your name exactly as it appears on your proxy card. Mail the proxy card in the enclosed postage- paid envelope provided to you, or return it to:
VOTE PROCESSING,
c/o Broadridge
51 Mercedes Way
Edgewood, NY 11717

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
If you receive more than one Notice, it generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

Kontoor Brands, Inc.	5	2024 Proxy Statement

During the Annual Meeting
To submit questions in advance of the meeting, and vote and ask questions during the live webcast of the Annual Meeting, you are encouraged to register at www.proxyvote.com, using your control number and other information, prior to Wednesday, April 17, 2024, at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. Please be sure to follow instructions found on your proxy card or other information forwarded by your bank, broker or other nominee and subsequent instructions that will be delivered to you via email.
Beginning thirty minutes prior to, and during, the Annual Meeting, support will be available to assist shareholders with any technical difficulties they may have accessing, hearing or participating in the virtual meeting. If participants encounter any difficulty accessing, or during, the virtual meeting, they should call the support team at the numbers listed on the virtual meeting registration page.
Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
If you have any questions or need assistance voting, please contact our proxy solicitor:
D.F. King & Co. Inc.
48 Wall Street
New York, New York 10005
Stockholders may call toll free: (800)-967-7510
Banks and Brokers may call collect: (212)-269-5550

How to Change Your Vote or Revoke Your Proxy
If you are a shareholder of record, you may change your vote or revoke your proxy by:
•sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than April 17, 2024;
•voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on April 17, 2024;
•submitting a properly signed proxy card to: VOTE PROCESSING, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, with a later date that is received no later than April 17, 2024; or
•registering prior to the deadline of Wednesday, April 17, 2024, at 5:00 p.m. Eastern Time, attending the Annual Meeting, revoking your proxy and voting during the live webcast of the Annual Meeting.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy during the live webcast of the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Kontoor Brands, Inc.	6	2024 Proxy Statement

How Can I Attend and Participate in the Annual Meeting
The Annual Meeting will be accessible only through the Internet. You are entitled to attend and participate in the Annual Meeting if you were a shareholder as of the close of business on the February 15, 2024 Record Date. To attend and participate in the Annual Meeting, shareholders must register in advance, using their control number and other information, at www.proxyvote. com prior to the deadline of Wednesday, April 17, 2024, at 5:00 p.m., Eastern Time. Upon completing registration, shareholders will receive further instructions by e-mail, including links that will allow them to access the Annual Meeting, submit questions, and vote online during the Annual Meeting. The 2024 Annual Meeting will begin promptly at 11:00 a.m. Eastern Time.
Beginning thirty minutes prior to, and during, the Annual Meeting, support will be available to assist shareholders with any technical difficulties they may have accessing, hearing or participating in the virtual meeting. If participants encounter any difficulty accessing, or during, the virtual meeting, they should call the support team at the numbers listed on the virtual meeting registration page.
Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. The methods by which you may vote are described above.

Kontoor Brands, Inc.	7	2024 Proxy Statement

Proposal No. 1
Election of Directors
The eight individuals named below currently serve on our Board. Each of our directors will be elected for a one-year term expiring at the next annual meeting of shareholders. The Board is currently undertaking a search to add an additional gender diverse director with the relevant qualifications and skills by the 2025 Annual Meeting of Shareholders.

Name	Principal Occupation	Audit Committee	Talent and Compensation Committee	Nominating and Governance Committee	Strategy and Finance Committee

Scott H. Baxter Chair of the Board	President and Chief Executive Officer, Kontoor Brands, Inc.				Member
Mary Campbell	Retired; Former President, vCommerce Ventures, Qurate Retail, Inc.
Ashley D. Goldsmith	Chief People Officer, Workday, Inc.		Chair	Member
Robert M. Lynch	President and Chief Executive Officer, Papa John’s International, Inc.		Member
Andrew E. Page	Chief Financial Officer, Amer Sports Corporation	Member	Member
Mark L. Schiller	Interim Chief Executive Officer, Mid America Pet Food	Member		Member
Robert K. Shearer Lead Independent Director	Retired; Former Senior Vice President and Chief Financial Officer, V.F. Corporation	Chair			Chair
Shelley Stewart, Jr.	Retired; Former Chief Procurement Officer, E.I. du Pont de Nemours & Co.	Member		Chair	Member
Composition of the Board

Gender Diversity: 2 of 8 are female	Director Independence: 7 of 8 are independent

Ethnic Diversity: 2 of 8 are ethnically diverse	CEO Experience: 3 of 8 have CEO experience

Kontoor Brands, Inc.	8	2024 Proxy Statement

Director Skills and Qualifications Matrix

	Baxter	Campbell	Goldsmith	Lynch	Page	Schiller	Shearer	Stewart, Jr.	Total

Executive Management Experience – Senior leadership experience in operations, strategic planning, risk management and oversight, finance/accounting, and supply chain management	●	●	●	●	●	●	●	●	8
Financial Expertise – Deep understanding of financial and accounting concepts, including experience with financial reporting processes, and financial controls	●			●	●	●	●	●	6
International Experience – Exposure to and experience in global markets, diverse business environments, and/or cultural perspectives	●	●	●	●	●	●	●	●	8
Industry – Extensive knowledge and experience in the retail apparel industry, and/or consumer products	●	●		●	●	●	●		6
Marketing and Branding – Experience with consumer marketing, branding, media, and reputational management	●	●		●	●	●			5
Digital and eCommerce – Experience with digital business strategies and eCommerce operations, including experience with technology resources, and infrastructure	●	●	●	●	●	●	●	●	8
Corporate Governance – Understanding of public company governance best practices, shareholder relations and institutional investor considerations, including related to executive compensation and risk management along with public company board experience	●	●	●	●	●	●	●	●	8
ESG/Sustainability – Understanding of legal and regulatory implications related to environmental, social and governance (“ESG”) matters, experience with sustainable sourcing and operations, and/or experience with social impact matters	●		●	●	●	●	●	●	7
Cybersecurity Experience – Understanding of legal and regulatory implications related to cybersecurity matters, experience with cybersecurity strategy and policies, and understanding of risk-based threat management strategies	●	●	●	●	●	●	●	●	8
As reflected in the chart above, we believe our directors offer a diverse range of key skills and experience to provide effective oversight of Kontoor and create long-term sustainable growth through successful execution of the Company’s strategic initiatives.
Our Articles of Incorporation require that, in an uncontested election, each director will be elected by the vote of the majority of the votes cast with respect to the director at a meeting at which a quorum is present, such that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. A plurality voting standard is applicable to any contested election of directors. A “contested election of directors” is one in which the number of nominees for director exceeds the number of directors to be elected.
Our Bylaws and Corporate Governance Principles require each director to tender, promptly following the meeting at which he or she is elected as a director, an irrevocable resignation that will be effective upon (a) the failure of such director to receive the number of votes required for re-election, and (b) the acceptance of such director’s resignation by the Nominating and Governance Committee and the Board.

Kontoor Brands, Inc.	9	2024 Proxy Statement

The Nominating and Governance Committee will consider such tendered resignation and, within 30 days following the date of the shareholders’ meeting at which the election occurred at which a director failed to receive the number of votes required for re-election, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. The Board will act on the tendered resignation, taking into account such recommendation, and publicly disclose its decision regarding the tendered resignation within 60 days from the date of the certification of the election results.
The following section provides information with respect to each director nominee. It includes the specific experience, qualifications and skills considered by the Nominating and Governance Committee and/or the Board in assessing the appropriateness of the person to serve as a director. Ages are presented as of March 7, 2024.

Kontoor Brands, Inc.	10	2024 Proxy Statement

Director Nominees

Scott Baxter President, Chief Executive Officer and Chair of the Board Age: 59 Committees: Strategy and Finance Committee
Scott Baxter has served on the Board since the Spin-Off and as Chair of the Board since August 2021. He is President and Chief Executive Officer of Kontoor. Mr. Baxter was named CEO in August 2018 when VF announced its intention to separate its Jeanswear organization into an independent, publicly traded company.
Prior to being named CEO of Kontoor, Mr. Baxter was Group President, Americas West, for VF. In this role, he was responsible for overseeing brands such as The North Face® and Vans®.
Mr. Baxter’s previous leadership roles at VF also included Group President, Outdoor & Action Sports, Americas and Vice President, V.F. Corporation & Group President, Jeanswear, Imagewear and South America. Mr. Baxter joined VF in 2007 as the President of the Licensed Sports Group. In 2008, he was named Coalition President for the Imagewear coalition, which comprised the Image and Licensed Sports Group divisions.
Prior to joining VF, Mr. Baxter served as Senior Vice President of The Home Depot, Inc., leading the Services Division. He also previously served as Executive Vice President of Edward Don & Company and held a series of leadership roles with Nestle and PepsiCo.
Mr. Baxter serves on the board of directors of Lowe’s Companies, Inc., a retail company specializing in home improvement. He previously served on the board of directors of Topgolf Callaway Brands Corp., a premium golf equipment and active lifestyle company. An active member of the community, Mr. Baxter is on the board of directors for the Greensboro Chamber of Commerce and the Piedmont Triad Partnership. Mr. Baxter also served as the honorary chairman of the PGA TOUR’s 2020 and 2021 Wyndham Championship.
Mr. Baxter holds a bachelor’s degree from the University of Toledo and a Master of Business Administration degree from Northwestern University’s Kellogg Graduate School of Management.
Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:
Mr. Baxter has more than 30 years of experience in retail, operations, marketing, merchandising, sales and manufacturing, including extensive executive leadership experience. Mr. Baxter’s service as President and Chief Executive Officer of Kontoor, his previous leadership roles at VF and other public companies, and his service on the board of directors of another public company provide him with valuable insights into our company and industry.

Kontoor Brands, Inc.	11	2024 Proxy Statement

Mary Campbell Retired, President, vCommerce Ventures, Qurate Retail, Inc. Age: 56 Committees: N/A
Mary Campbell has served on the board since February 2024. Ms. Campbell was previously the President, vCommerce Ventures of Qurate Retail, Inc. until her retirement in 2023. Qurate Retail is comprised of a select group of retail brands including QVC, HSN, Zulily, Ballard Designs, Frontgate, Garnet Hill, and Grandin Road and is a leader in video commerce, a top-10 ecommerce retailer, and a leader in mobile and social commerce. During her more than 20 years with the company, Ms. Campbell held various leadership positions across the Merchandising, Planning and Commerce Platforms functions. Most recently, and prior to serving as President, vCommerce Ventures, she served as Chief Content, Digital, and Platforms Officer of QxH, a segment of Qurate, since 2021, as Chief Merchandising Officer of Qurate Retail Group and Chief Commerce Officer of QVC US from 2018 to 2021, as Chief Merchandising and Interactive Officer in 2018, as Chief Interactive Experience Officer from 2017 to 2018, and as Executive Vice President, Commerce Platforms for QVC from 2014 to 2017.
Ms. Campbell holds a bachelor’s degree in psychology from Central Connecticut State University.
Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:
Through her positions at QxH, Qurate Retail Group and QVC, Ms. Campbell has extensive knowledge in consumer driven product innovation, marketing and brand building, and traditional and new media platforms, as well as leading teams long term growth and evolution.

Ashley Goldsmith Chief People Officer, Workday, Inc. Age: 51 Committees: Talent and Compensation Committee (Chair), Nominating and Governance Committee
Ashley Goldsmith has served on the Board since February 2022. She has served as Chief People Officer of Workday, Inc. since 2013. Prior to joining Workday, she spent three years with Polycom, Inc., serving as Executive Vice President and Chief Human Resources Officer, leading the company through a high growth phase. Previously, she spent three years at Ventana Medical Systems, a division of the Roche Group, as Senior Vice President, Human Resources, Corporate Communications, Environmental Health & Safety. From 1995 to 2007, she served in a number of leadership positions with increasing responsibility with The Home Depot, Inc., most recently serving as Vice President, Human Resources, Northern Division. Ms. Goldsmith began her career at Great-West Life & Annuity.
Ms. Goldsmith holds a bachelor’s degree in psychology from Vanderbilt University, a Master of Human Resources Development degree from Georgia State University and a Master of Business Administration degree from Northwestern University’s Kellogg Graduate School of Management.
Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:
Ms. Goldsmith’s qualifications include her extensive experience across industries in human resource management at large publicly traded companies and scaling companies while developing employment brands recognized for being great workplaces. Ms. Goldsmith brings extensive experience with the social component of ESG matters, providing invaluable insight to the Board.

Kontoor Brands, Inc.	12	2024 Proxy Statement

Robert Lynch President and Chief Executive Officer, Papa John’s International, Inc. Age: 47 Committees: Talent and Compensation Committee
Robert Lynch has served on the Board since March 2021. Mr. Lynch has served as President and Chief Executive Officer of Papa John’s International, Inc. since August 2019, and as a member of that company’s board of directors since August 2019. Mr. Lynch joined Papa John’s International, Inc. from Arby’s Restaurant Group, where he served as President since August 2017, and served as Brand President and Chief Marketing Officer from August 2013 to August 2017. Prior to Arby’s Restaurant Group, he served as Vice President of Marketing at Taco Bell. Mr. Lynch has more than 20 years combined experience in the QSR and consumer packaged goods industries, and also held senior roles at H.J. Heinz Company, and Procter & Gamble.
Mr. Lynch holds a bachelor’s degree in economics and political science, and a Master of Business Administration degree from the University of Rochester.
Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:
As President, Chief Executive Officer and Director of Papa John’s International, Inc., a large global publicly traded company, Mr. Lynch brings executive leadership, financial expertise and strategic management skills. Mr. Lynch’s qualifications also include extensive marketing experience, leading purpose-driven organizations and high performing teams and growing successful consumer brands.

Andrew Page Chief Financial Officer, Amer Sports Age: 54 Committees: Audit Committee, Talent and Compensation Committee
Andrew Page has served on the Board since June 2022. Mr. Page has served as Chief Financial Officer of Amer Sports since April 2023, and as a member of its Executive Committee since April 2023.
Prior to joining Amer Sports, Mr. Page served two years as Executive Vice President and Chief Financial Officer of Foot Locker, Inc., where he focused on enterprise optimization to enhance stakeholder and shareholder value. Prior to joining Foot Locker, Mr. Page served as Senior Vice President, Chief Accounting Officer and Controller at Advance Auto Parts, Inc. where he oversaw all accounting, tax, internal controls, and external financial reporting. Previously, he spent eight years at Under Armour, Inc., most recently serving as Senior Vice President and Chief Accounting Officer, and prior to Under Armour, Inc., he held several other senior finance roles at FTI Consulting, Inc., The AES Corporation, General Electric's Consumer and Industrial division, and Discovery Communications, Inc.
Mr. Page holds a Master of Business Administration from Georgetown University and a Bachelor of Business Administration in Accounting from Eastern Kentucky University and is a Certified Public Accountant.
Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:
Mr. Page’s qualifications include his experience in senior-level financial positions within the apparel and footwear industry. Mr. Page’s prior chief financial officer and chief accounting officer positions, enables him to provide important insights on a range of financial and corporate matters.

Kontoor Brands, Inc.	13	2024 Proxy Statement

Mark Schiller Interim Chief Executive Officer, Mid America Pet Food Age: 62 Committees: Audit Committee, Nominating and Governance Committee
Mark Schiller has served on the Board since May 2021. Mr. Schiller has served as Interim Chief Executive Officer of Mid America Pet Food since February 2024. He served as President and Chief Executive Officer of The Hain Celestial Group, Inc., a leading organic and natural products company, from November 2018 until December 2022. Prior to joining Hain Celestial, he spent eight years with Pinnacle Foods, Inc., most recently serving as Executive Vice President and Chief Commercial Officer, leading the grocery and frozen segments and key commercial functions. During his tenure with Pinnacle Foods, Mr. Schiller progressed through roles of increasing scope and responsibility across the company’s Retail, Birds Eye Frozen and Duncan Hines Grocery divisions. Previously, he spent eight years at PepsiCo, Inc., in a number of leadership positions, including Senior Vice President of Frito Lay New Ventures, President of Quaker Foods and Snacks North America, and Senior Vice President and General Manager of Frito Lay Convenience Foods Division. Earlier in his career, Mr. Schiller held senior roles with Tutor Time Learning Systems, Inc. and Valley Recreation Products, Inc. He began his career at the Quaker Oats Company.
Mr. Schiller previously served on the board of directors of Hain Celestial.
Mr. Schiller holds a bachelor’s degree in sociology from Tulane University and a Master of Business Administration degree from Columbia University.
Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:
Mr. Schiller brings significant experience in the consumer packaged goods industry, including as President, Chief Executive Officer and Director of The Hain Celestial Group, Inc. Through his various roles throughout his career, he has developed extensive management leadership experience as well as strong competencies in sales, marketing strategy, supply chain, innovation, product development, package design, commercialization, productivity, consumer insights and shopper marketing.

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Robert Shearer Lead Independent Director Age: 72 Committees: Audit Committee (Chair), Strategy and Finance Committee (Chair)
Robert Shearer has served on the Board since the Spin-Off and he is Kontoor’s Lead Independent Director. He previously served as Chair of the Board from the Spin-Off until August 2021.
Mr. Shearer brings extensive management expertise to the Board, including a range of leadership experience at V.F. Corporation. From 2005 to 2015, Mr. Shearer served as Senior Vice President and Chief Financial Officer of VF, and from 1986 to 2005, served in various other roles of increasing responsibility at VF, including Vice President-Finance and Chief Financial Officer and Vice President-Controller. For two years, he was President of VF’s Outdoor Coalition, which was formed with the acquisition of The North Face® brand. Prior to joining VF, Mr. Shearer was a Senior Audit Manager for Ernst and Young.
Mr. Shearer has served on the board of directors of Yeti Holdings, Inc., a designer, marketer, retailer, and distributor of a variety of innovative, branded, premium products, since 2018 and was named Chair of the board of directors in 2021. Since 2008, Mr. Shearer has served on the board of directors of Church & Dwight Co, Inc., a household products manufacturer, where he currently serves on the audit committee and was Chair of the audit committee from 2009 to February 2023. He previously served on the board of directors of The Fresh Market, Inc., a specialty grocery chain.
Mr. Shearer holds a bachelor’s degree in accounting from Catawba College.
Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:
Mr. Shearer’s prior role as Chief Financial Officer of VF, coupled with his 12 years of experience in public accounting, enables him to provide the Board and the Audit Committee with important insights on a range of financial and internal control matters, as well as on matters relating to capital structure, information systems, risk management, public reporting and investor relations. In addition, during his tenure at VF, his participation in expansion initiatives, including a number of acquisitions and growth in international markets, enables him to provide important insights on international operations, business combination opportunities, and strategic planning. Mr. Shearer provides the Board with corporate governance expertise developed through his experience serving on public company boards of directors, including in board leadership roles as the Chair of the board of directors of Yeti Holdings, Inc. and through his service as Chair of the Board from the Spin-Off until August 2021.

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Shelley Stewart, Jr. Retired Chief Procurement Officer, E.I. du Pont de Nemours & Co. Age: 70 Committees: Audit Committee, Nominating and Governance Committee (Chair), Strategy and Finance Committee
Shelley Stewart, Jr. has served on the Board since the Spin-Off. He was previously the Chief Procurement Officer and held responsibility for real estate and facility services at E.I. du Pont de Nemours & Co. from 2012 until his retirement in 2018. Prior to joining DuPont, Mr. Stewart held leadership positions in supply chain and procurement at Tyco International, Invensys PLC, Raytheon Company and United Technologies Corporation.
Mr. Stewart currently serves on the board of Otis Worldwide where he is on the audit committee and nominating and governance committee. He also serves on the board of Clean Harbors where he is on the Environmental, Health and Safety Committee. He is chairman of the Billion Dollar Roundtable Inc., a top-level advocacy organization that promotes corporate supplier diversity. He is also on the Board of Trustees for Howard University as well as chair of the board of visitors for the school of business. Mr. Stewart serves on the board of governors for the University of New Haven. He previously served on the board of directors for Cleco Corporation.
Mr. Stewart holds a bachelor’s degree and a Master of Criminal Justice degree from Northeastern University and received a Master of Business Administration degree from the University of New Haven.
Specific Experience, Qualifications, Attributes and Skills Relevant to Kontoor:
Mr. Stewart brings extensive experience in senior-level supply chain and operational positions with leading industrial companies. Mr. Stewart’s service on other public company boards of directors provides him with valuable insights on corporate governance and ESG matters.

VOTE
The Board unanimously recommends a vote “FOR” each of the director nominees.

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Executive Officers
Kontoor’s executive officers are as follows:

Name	Age	Title

Scott H. Baxter	59	President, Chief Executive Officer and Chair of the Board
Joseph A. Alkire	44	Executive Vice President and Chief Financial Officer
Thomas E. Waldron	56	Executive Vice President, Co-Chief Operating Officer and Global Brand President–Wrangler
Christopher M. Waldeck	57	Executive Vice President, Co-Chief Operating Officer and Global Brand President–Lee
Thomas L. Doerr, Jr.	49	Executive Vice President, General Counsel and Secretary
Certain information with respect to our executive officers is provided below. Officers are appointed to serve at the discretion of the Board. Information regarding Mr. Baxter is included in the director profiles set forth above. Ages are represented as of March 7, 2024.
Joseph A. Alkire is Executive Vice President and Chief Financial Officer (and has served in that role since August 2023). Prior to his role at Kontoor, Mr. Alkire served as Chief Operating Officer and Chief Financial Officer for BrüMate, Inc. He previously served as Vice President, Corporate Development, Treasury, and Investor Relations for VF Corporation and as an investment banking and equity research analyst for William Blair & Company. He earned as Master of Business Administration degree from The University of Chicago’s Booth School of Business and a bachelor’s degree in Business from Indiana University’s Kelley School of Business.
Thomas E. Waldron is Executive Vice President, Co-Chief Operating Officer and Global Brand President–Wrangler (and has served in that role since March 2022). Prior to his current role, Mr. Waldron was Kontoor’s Executive Vice President (or Vice President) and Global Brand President–Wrangler since the Spin-Off. He previously served as VF’s Global Brand President–Wrangler from October 2018 to the Spin-Off, President—Wrangler from March 2016 until October 2018, Vice President–Mass Brands from July 2010 until March 2016, Vice President General Manager—Wrangler Male Bottoms from July 2005 until July 2010, Merchandise Manager–Wrangler Men’s from January 2003 until July 2005, National Account Executive—Walmart (Boys) from January 2000 until January 2003, National Account Executive—Walmart (Men’s) from November 1996 until January 2000 and Replenishment Manager from September 1995 until November 1996. He earned a B.S. in Economics from the University of North Carolina at Greensboro.
Christopher Waldeck is Executive Vice President, Co-Chief Operating Officer and Global Brand President—Lee (and has served in that role since March 2022). Prior to his current role, Mr. Waldeck was Kontoor’s Executive Vice President (or Vice President) and Global Brand President—Lee since the Spin-Off. He previously served as VF’s Global Brand President, Lee and Rock & Republic from October 2018 to the Spin-Off and President—Lee and Rock & Republic from May 2017 to October 2018. Before joining VF, Mr. Waldeck was with the Adidas Group as Vice President, General Manager, Reebok USA from October 2013 until April 2017, Brand Director, Reebok Korea from May 2010 until October 2013 and Senior Director of Marketing for Equipment, Cleated Footwear from May 2004 until May 2010. He earned a B.S. in Business from Emporia State University.
Thomas L. Doerr, Jr. is Executive Vice President, General Counsel and Secretary (and has served in that role since May 2022). Prior to his role at Kontoor, Mr. Doerr served as Executive Vice President (or Senior Vice President), General Counsel & Secretary from November 2017 to May 2022 at The Manitowoc Company, Inc. He previously served as Vice President, General Counsel & Secretary at Jason Industries, Inc., Associate General Counsel at The Manitowoc Company, Inc. and as an associate at the law firm von Briesen & Roper, s.c. He earned his bachelor’s degree in Business Administration from the University of St. Thomas and his law degree from the Marquette University Law School.

Kontoor Brands, Inc.	17	2024 Proxy Statement

Corporate Governance
Kontoor’s business is managed under the direction of the Board. The Board regularly assesses its criteria for Board membership to identify the qualifications and skills that directors and candidates should possess. Members of the Board are kept informed of Kontoor’s business through discussions with the Chief Executive Officer and other officers, by reviewing Kontoor’s annual business plan and other materials provided to them and by participating in meetings of the Board and its committees. We believe that, over time, the Board will benefit from a mix of new directors, who will bring fresh ideas and viewpoints, and longer-serving directors who will have developed deep insight into Kontoor’s business and operations. The Board seeks to maintain a balance of directors who have longer terms of service and directors who have joined more recently.
Corporate Governance Highlights
The Company believes that strong corporate governance is a critical element to achieving long-term shareholder value. We are committed to governance practices and policies that serve the interests of the Company and its shareholders. The following table summarizes certain highlights of corporate practices and policies:

INDEPENDENCE
•All of our directors, except our Chief Executive Officer, are independent
•Audit, Nominating & Governance, and Talent & Compensation Committees are composed entirely of independent directors

ACCOUNTABILITY
•Declassified Board with the annual election of all members of the Board of Directors
•Majority voting for members of the Board of Directors in an uncontested election
•Directors must tender their resignation if they fail to receive a majority of the votes cast in an uncontested election
•No shareholder rights plan (or “poison pill”)

BEST PRACTICES
•None of our directors are “overboarded”
•Share ownership guidelines for our Board of Directors and executives
•Published Corporate Governance Guidelines
•Published Code of Business Conduct applicable to our Board of Directors
•Each Committee of our Board of Directors has a published charter that is reviewed and evaluated at least annually
•Independent members of the Board of Directors meet regularly and frequently (at least four times per year) without management present
•The Board of Directors and each Board Committee conducts an annual performance self-evaluations

RISK OVERSIGHT
•The Board of Directors oversees the Company’s overall risk-management structure
•Individual Board of Directors committees oversee certain risks related to their specific areas of responsibility
•The Board of Directors oversees robust risk management processes throughout the Company

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Corporate Governance Principles
The Board is committed to sound and effective corporate governance practices. A foundation of Kontoor’s corporate governance is the Board’s policy that a substantial majority of the members of the Board must meet the independence requirements of the NYSE. In addition, members of the Board who are also executive officers of a public company can serve on the board of directors of no more than two public companies total, and members of the Board who are not executive officers of a public company can serve on the board of directors of no more than four public companies total. These policies are included in the Board’s written corporate governance principles (the “Corporate Governance Principles”), which address a number of other important governance issues such as:
•composition and selection of the Board;
•a requirement that directors offer to submit their resignation to the Nominating & Governance Committee for consideration upon a substantial change in job responsibilities;
•committee structure and responsibilities;
•Board consideration of shareholder proposals receiving a majority of shareholder votes;
•authority of the Board to engage outside independent advisors as it deems necessary or appropriate;
•majority voting for directors in uncontested elections;
•succession planning for the chief executive officer and other executive officer positions; and
•annual self-evaluation by the Board and each committee.
In addition, the Board has in place formal charters stating the powers and responsibilities of each of its committees.
Director Orientation and Continuing Education
The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new directors, upon joining the Board, with appropriate orientation programs, sessions or materials regarding the Board and the Company’s operations. The orientation consists of presentations by members of senior management on the Company’s financial profile, strategic plans, management organization, compliance programs and corporate policies. Directors are required to continue educating themselves with respect to topics related to the Company’s business. The Board encourages, but does not require, directors to periodically pursue or obtain appropriate programs, sessions or materials as to the responsibilities of directors of publicly-traded companies, and the Company reimburses directors for their reasonable expenses in pursuing such opportunities.
Related Person Transactions Policy
Our Related Person Transactions Policy sets forth the policies and procedures governing the review and approval or ratification by the Nominating and Governance Committee of transactions between Kontoor, on the one hand, and (i) an executive officer; (ii) a director or nominee to become director; (iii) any security holder who is known by Kontoor to own of record or beneficially more than five-percent of any class of Kontoor’s voting securities (as defined in the policy) at the time of the transaction; or (iv) an immediate family member of such executive officer, director or nominee to become director, or five-percent holder, on the other hand. Persons in the categories described above are collectively referred to as “related persons.” The policy applies to all related person transactions, and under the policy a “related person transaction” is any transaction in which:
•Kontoor was or is to be a participant;
•the aggregate amount involved exceeds $120,000; and
•any related person had, or will have, a direct or indirect material interest.
No related person transaction shall be approved or ratified if such transaction is contrary to the best interests of the Company and its stakeholders. Unless different terms are specifically approved or ratified by the Nominating and Governance Committee, any approved or ratified transaction must be on terms that are no less favorable to Kontoor than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances. All related person transactions or series of similar transactions must be presented to the Nominating and Governance Committee for review and pre-approval or ratification.

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Since the beginning of Kontoor’s last fiscal year, no financial transactions, arrangements or relationships, or any series of them, were disclosed or proposed through Kontoor’s processes for review, approval or ratification of transactions with related persons in which (i) Kontoor was or is to be a participant, (ii) the aggregate amount involved exceeded $120,000, and (iii) any related person had or will have a direct or indirect material interest.
Corporate Governance Documents
The Board’s Corporate Governance Principles and the Audit Committee, the Nominating and Governance Committee and the Talent and Compensation Committee charters are available on Kontoor’s website (www.kontoorbrands.com) and will be provided free of charge to any person upon written request directed to the Corporate Secretary. Other than the text of the Corporate Governance Principles, the charters of the Audit Committee, the Nominating and Governance Committee and the Talent and Compensation Committee, and the Code of Conduct, we are not including the information contained on or available through our corporate website as part of, or incorporating such information by reference into, this Proxy Statement.
Code of Conduct
The Board has adopted a written code of business conduct and ethics (the “Code of Conduct”), which applies to all of our employees, officers and directors. Our Code of Conduct is available on Kontoor’s website (www.kontoorbrands.com) and will be provided free of charge to any person upon written request directed to the Corporate Secretary. In addition, we intend to post on our website all disclosures that are required by law or the NYSE listing rules concerning any amendments to, or waivers from, any provision of our Code of Conduct.
Board Leadership Structure
The Board has concluded that Kontoor and its shareholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chair of the Board. The Board retains the flexibility to determine the appropriate leadership structure based on the circumstances at the time of the determination. From the Spin-off through August 25, 2021, Mr. Shearer served as Chair of the Board and Mr. Baxter served as Chief Executive Officer of Kontoor. Effective August 26, 2021, upon the recommendation of the Nominating and Governance Committee, the Board elected Mr. Baxter to the additional position of Chair of the Board, and elected Mr. Shearer as the Lead Independent Director (“Lead Director”). The Board believes combining the positions of Chair and Chief Executive Officer enhances overall Board effectiveness and interaction with management, and provides the Company with strong, clear leadership and strategic vision. Mr. Baxter has over 30 years of experience in retail, operations, marketing, merchandising, sales and manufacturing and has served with the Company or VF for over 15 years. In addition, Mr. Baxter has extensive knowledge of, and experience with, all other aspects of the Company’s business, including with its employees, customers, vendors, and shareholders. Having Mr. Baxter serve as both Chair and Chief Executive Officer helps promote unified leadership and direction for both the Board and management.
In connection with Mr. Baxter’s appointment, the non-management directors also created the position of Lead Director. This position was created to, among other things, ensure that the non-management directors maintain proper oversight of management and Board process. The responsibilities of Mr. Shearer, as Lead Director, include:
•presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;
•calling additional meetings of the independent directors;
•facilitating discussion and open dialogue among the independent directors during Board meetings, executive sessions and outside of Board meetings;
•serving as principal liaison between the independent directors and the Chair, without inhibiting direct communication between them;
•communicating to the Chair and management, as appropriate, any decisions reached, and suggestions, views or concerns expressed, by independent directors in executive sessions or outside of Board meetings;
•providing the Chair with feedback and counsel concerning the Chair’s interactions with the Board;
•working with the Chair to develop and approve Board meeting agendas and meeting schedules;

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•working with the Chair on the appropriateness (including quality and quantity) and timeliness of information provided to the Board;
•authorizing the retention of advisors and consultants who report directly to the Board when appropriate;
•in consultation with the Nominating and Governance Committee, reviewing and reporting on the results of the Board performance self-evaluations;
•at least annually, meeting individually with independent directors to discuss Board and committee performance, effectiveness and composition; and
•if appropriate, and in coordination with management, being available for consultation and direct communication with major shareholders.
Director Independence
Seven of Kontoor’s current directors are non-employee directors. Under the NYSE listing standards, no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Board has adopted categorical standards for director independence, which are part of the Corporate Governance Principles, to assist it in making determinations of independence. In evaluating the independence of directors, the Board considered transactions and relationships between each director and members of his or her immediate family members with the Company. When considering commercial transactions that are made from time to time in the ordinary course of business between Kontoor and certain entities affiliated with non-management directors, transactions are not considered to be a material transaction that would impair the independence of the relevant non-management director if the director is an executive officer or employee of another company that does business with Kontoor in an amount which, in any single fiscal year for the past three fiscal years, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues.
The Board has determined that all of our non-employee directors are free of any material relationship with Kontoor, other than their service as directors, and are “independent” directors both under the NYSE listing standards and the categorical standards adopted by the Board. The Board determined that Ms. Campbell, Ms. Goldsmith, Mr. Lynch, Mr. Page, Mr. Schiller, Mr. Shearer and Mr. Stewart are independent directors, and that Mr. Baxter is not an independent director. In determining that Ms. Goldsmith was independent, the Board considered her role at Workday, Inc., which is a supplier to Kontoor. Ms. Goldsmith has served as Chief People Officer of Workday since 2013. During fiscal 2023, Kontoor continued its commercial relationship with Workday, paying Workday approximately $1.72 million for goods and services (which represented about 0.02% of Workday’s gross revenues). The transactions with Workday were conducted in arms’ length transactions in the normal and ordinary course of Kontoor’s business.
Annual Board and Committee Evaluation Process
The Board, Audit Committee, Nominating and Governance Committee, and Talent and Compensation Committee conduct an annual evaluation to determine whether the Board is functioning effectively both at the Board and at the committee levels. The Board recognizes that a robust evaluation process is essential to Board effectiveness, which is in turn critical for ensuring that the Company has a comprehensive long-term business strategy, prudent risk management and sound governance. The Nominating and Governance Committee oversees an annual evaluation process in coordination with the Lead Director.
Each director completes a detailed written annual evaluation of the Board and the committees on which he or she serves and the Lead Director conducts one-on-one interviews with each of the directors. These Board evaluations are designed to elicit feedback on the composition, dynamics, operations and structure of the Board and its committees, and to determine whether the Board and its committees are functioning effectively. The process also evaluates the relationship between management and the Board, including the level of access to management, responsiveness of management, and the effectiveness of the Board’s evaluation of management performance. The results of this Board evaluation are discussed by the full Board and changes to the Board’s and its committees’ practices are implemented as appropriate.

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Board Meetings and Attendance
During 2023, the Board held nine meetings. Under Kontoor’s Corporate Governance Principles, directors are expected to attend all meetings of the Board, all meetings of committees of which they are members and the annual meeting of shareholders. All seven members of the Board then in office attended the 2023 annual meeting of shareholders. Each current member of the Board then in office attended more than 85% of the total number of meetings of the Board and all committees on which he or she served during 2023.
Executive Sessions
To promote open discussion among the non-management directors, those directors meet in executive session without management present on a regular basis. At least once per year, such an executive session is held to review the report of the outside auditors, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, and the compensation of the Chief Executive Officer and other senior managers. Additional executive sessions or meetings of non-management directors may be held from time to time as needed. Executive sessions or meetings are held at each Board meeting with the Lead Director for a general discussion of relevant subjects. At least one meeting or executive session of non-management directors per year shall include only independent directors. During 2023, the non-management directors met in executive session without management present four times. Mr. Shearer, the Lead Director, currently presides over executive sessions.
Board Committees
Each of the Audit Committee, the Nominating and Governance Committee and the Talent and Compensation Committee of the Board is governed by a written charter approved by the Board. Each of these committees is required to perform an annual self-evaluation, and each committee may engage outside independent advisors as the committee deems appropriate. The Board has determined that each of the members of the Audit Committee, the Nominating and Governance Committee and the Talent and Compensation Committee is independent. The Board has also created a Strategy and Finance Committee governed by a Board approved written charter. A brief description of the responsibilities of the Audit Committee, the Nominating and Governance Committee, the Talent and Compensation Committee and the Strategy and Finance Committee follows.
Audit Committee
The Audit Committee is a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee monitors and makes recommendations to the Board concerning the financial policies and procedures to be observed in the conduct of Kontoor’s affairs. Its duties include:
•selecting the independent registered public accounting firm for Kontoor;
•reviewing the scope of the audit to be conducted by the independent registered public accounting firm;
•meeting with the independent registered public accounting firm concerning the results of its audit and Kontoor’s selection and disclosure of critical accounting policies;
•reviewing with management and the independent registered public accounting firm Kontoor’s annual and quarterly reports prior to filing with the Securities and Exchange Commission (the “SEC”);
•overseeing the scope and adequacy of Kontoor’s system of internal control over financial reporting;
•reviewing the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to Kontoor;
•reviewing and assessing, and discussing with management, Kontoor’s cybersecurity, information security and technology risks, and Kontoor’s policies and procedures to monitor, manage and mitigate those risks;
•preparing a report to shareholders annually for inclusion in the Proxy Statement; and
•serving as the principal liaison between the Board and Kontoor’s independent registered public accounting firm.

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As of the date of this Proxy Statement, the members of the Audit Committee are Messrs. Shearer (Chair), Page, Schiller and Stewart. The Audit Committee held eight meetings during 2023. The Board has determined that all of the members of the Audit Committee are independent as independence for audit committee members is defined in the NYSE listing standards and the SEC regulations and that all are financially literate. The Board has further determined that Messrs. Shearer, Page and Schiller each qualify as an “audit committee financial expert” in accordance with the definition of such term in the SEC regulations and have accounting and related financial management expertise within the meaning of the NYSE listing standards. Messrs. Shearer, Page and Schiller acquired those attributes through acting as or actively overseeing a principal financial officer or principal accounting officer of a public company. Messrs. Shearer, Page and Schiller also have experience overseeing or assessing the performance of companies with respect to the evaluation of financial statements. No Audit Committee member currently serves on the audit committees of more than three public companies.
Nominating and Governance Committee
The responsibilities of the Nominating and Governance Committee include:
•recommending to the Board criteria for Board membership, identifying potential candidates for director and recommending candidates to the Board;
•overseeing Kontoor’s significant strategies and programs, policies and practices relating to ESG issues;
•making recommendations to the Board on matters of Chief Executive Officer succession in the event of an emergency or retirement;
•reviewing developments in corporate governance and making recommendations to the Board for governance changes, including with respect to our Corporate Governance Principles; and
•reviewing continued appropriateness of Board membership of those members who retire or change the position they held when they joined the Board.
The Nominating and Governance Committee annually evaluates each director to determine his or her fitness and appropriateness for continued service on the Board. While diversity of experience and background are factors taken into consideration in selecting nominees (including diversity of age, gender, nationality, race and ethnicity), Board members are elected to represent all shareholders and not to represent any particular constituency. The Nominating and Governance Committee considers this policy to have been effective to date in identifying diverse candidates. The Nominating and Governance Committee will also consider potential candidates for director recommended by shareholders using the same process it follows for other candidates. Shareholders can submit recommendations to the Corporate Secretary.
Shareholders can nominate potential candidates for director by following the established procedures for shareholder nominations set forth in our Bylaws. In addition, the Nominating and Governance Committee may consider any candidates submitted by directors, as well as self-nominations by directors, and it also may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates and candidates identified through outside networks or other sources. As of the date of this Proxy Statement, the members of the Nominating and Governance Committee are Mr. Stewart (Chair), Ms. Goldsmith and Mr. Schiller. The Nominating and Governance Committee held four meetings during 2023.
Talent and Compensation Committee
The Talent and Compensation Committee has the authority to discharge the Board’s responsibilities relating to compensation of Kontoor’s senior executive officers and to review and make recommendations to the Board concerning compensation and benefits for key employees. The responsibilities of the Talent and Compensation Committee include:
•annually reviewing and approving Kontoor’s goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating them in light of these goals and objectives, and setting their compensation level based on this evaluation;
•annually reviewing the performance evaluations of the other Kontoor senior executive officers;
•annually reviewing management’s recommendation regarding the salary of each Kontoor senior executive officer and annually making recommendations to the Board on the same;
•making recommendations to the Board with respect to incentive compensation-based plans and equity-based plans;
•periodically reviewing all of Kontoor’s compensation and benefit plans insofar as they relate to the senior executive officers to confirm that such plans remain equitable and competitive;

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•administering and interpreting Kontoor’s management incentive compensation plans, in accordance with the terms of each plan;
•preparing an annual report to shareholders regarding executive compensation for inclusion in the Proxy Statement;
•reviewing Kontoor’s Compensation Discussion and Analysis (“CD&A”), discussing the CD&A with management and recommending to the Board whether the CD&A should be included in the Proxy Statement;
•reviewing succession planning for key senior executive officer positions of Kontoor, other than the position of Chair of the Board and/or Chief Executive Officer;
•periodically reviewing the competitiveness and appropriateness of the compensation program for non-employee directors and recommending to the Board compensation to be paid to non-employee directors;
•reviewing and recommending to the Board Kontoor’s submissions to shareholders on executive compensation matters; and
•Developing and recommending to the Board for approval one or more policies for the recovery or clawback of erroneously paid compensation, including any revisions to such policies, and monitor compliance with such policies, including determining the extent, if any, to which incentive-based compensation of any current or former employees should be recouped or forfeited.

The Talent and Compensation Committee has the authority to retain or obtain the advice of any compensation consultant, legal counsel or other adviser. The Committee may only select a compensation consultant, legal counsel or other adviser after taking into consideration the factors that affect the independence of such advisers as identified by the SEC and the NYSE. During 2023, the Committee retained Compensation Advisory Partners LLC (“CAP”) as independent compensation consultant to assist the Talent and Compensation Committee in accomplishing its objectives. CAP has no relationship with Kontoor other than providing services to the Talent and Compensation Committee.
The Talent and Compensation Committee has the authority to form and delegate authority to subcommittees as it deems appropriate. The role of the Talent and Compensation Committee, the compensation consultant, and management in senior executive compensation is discussed in further detail in the CD&A beginning on page 31. As of the date of this Proxy Statement, the members of the Committee are Ms. Goldsmith (Chair), Mr. Lynch and Mr. Page. The Committee held seven meetings during 2023.
Strategy and Finance Committee
The responsibilities of the Strategy and Finance Committee include:
•assisting the Board in its evaluation of the Company’s capital structure, capital budget and capital expenditures, issuance and repurchase of equity and debt, and merger, acquisition, divestiture and joint venture strategies, including identifying potential opportunities for consideration by the Board; and
•reviewing, assessing and negotiating the terms of and approving potential mergers, acquisitions, divestitures, joint ventures and other strategic investments or other transactions in accordance with thresholds and other criteria adopted by the Board, and reporting its findings and conclusions to the Board as appropriate.
As of the date of this Proxy Statement, the members of the Strategy and Finance Committee are Messrs. Shearer (Chair), Baxter and Stewart.
Talent and Compensation Committee Interlocks and Insider Participation
There are no Talent and Compensation Committee interlocks or insider participation.
Board Oversight of Risk
Risk management is primarily the responsibility of management; however, the Board oversees management’s identification and management of risks to Kontoor. The Board uses various means to fulfill this oversight responsibility. The Board, and its committees, as appropriate, regularly receive and discuss periodic updates from the Chief Executive Officer, the Chief Financial Officer, the General Counsel and other members of senior management regarding significant risks to Kontoor, including in connection with the annual review of Kontoor’s business plan and its review of budgets and strategy. These discussions include operational, strategic, legal, regulatory, financial, reputational and cybersecurity risks and the plans to address these risks.

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During 2023, the Board received reports and updates on macroeconomic conditions, including inflation, rising interest rates, recessionary concerns and fluctuating foreign currency exchange rates, as well as continuing global supply chain disruptions, labor challenges and uneven economic recovery following the COVID-19 pandemic in China, from, and discussed these reports and updates with, our management, including with regard to evaluating the impact of these items on strategy, operations, liquidity and financial matters.
Each of the Board’s standing committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee, and reports to the full Board as appropriate. In particular:
•The Audit Committee, consistent with the requirements of the NYSE and the Audit Committee charter, discusses policies to govern the process by which risk assessment and risk management are undertaken at Kontoor, including discussing with management the major financial and information technology risk exposures and the steps that have been taken to monitor and control such exposures. The Audit Committee reviews the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to Kontoor, and the scope and status of systems designed to assure Kontoor’s compliance with laws, regulations and internal procedures through receiving reports from management, legal counsel and other third parties on such matters, as well as major legislative and regulatory developments which could materially impact Kontoor’s contingent liabilities and risks. In addition, the Audit Committee has primary responsibility for overseeing risks related to cybersecurity and receives quarterly updates from senior leadership on information security matters.
•Kontoor’s Global Information Security (“KGIS”) program is based upon the National Institute for Standards and Technology Cybersecurity Framework to mitigate information security risks that could result in the unauthorized access to and disruption of systems and/or data. This program is led by the Chief Information Security Officer, who reports to the Chief Information Officer and drives integration of appropriate data management and security controls across the enterprise.
•The Chief Information Security Officer regularly meets with members of the executive leadership team to share information on cyber risk and mitigation efforts. In addition, key metrics, trends and cyber briefings are shared with the Audit Committee (and full Board) on a periodic basis to enhance cybersecurity knowledge and current performance. The KGIS program’s key elements include, but are not limited to:
•Implementation of technical security controls to protect the storage, processing, and transmission of data;
•Active participation in shared threat intelligence programs across the industry;
•Establishment of an IT Governance Council for Policy & Standard Management;
•Enterprise-wide cyber, regulatory and privacy training and awareness program;
•Controlled tests such as phishing campaigns and penetration testing;
•Cyber tabletop breach exercises involving the cross functional executive team;
•Payment Card Industry Data Security Standard, Sarbanes–Oxley Act of 2002 and regulatory privacy compliance programs to validate the efficacy of controls; and
•Periodic assessment and/or audit by qualified third party organizations
•Since the Spin-Off, there have been no material breaches of Kontoor’s information security controls. In addition, we maintain cybersecurity and information security insurance as additional risk mitigation.
•The Talent and Compensation Committee annually evaluates the risks associated with Kontoor’s compensation philosophy and programs.
•The Nominating and Governance Committee oversees risks relating to the Company’s corporate governance, including ensuring the Board’s continued ability to provide independent oversight of management.
Communications with Directors
Shareholders or other interested parties wishing to communicate directly with one or more members of the Board or with the non-management members of the Board as a group (including the Lead Director) may contact the Chair of the Nominating and Governance Committee, c/o Corporate Secretary of Kontoor at 400 N. Elm Street, Greensboro, North Carolina 27401, or contact the Corporate Secretary via telephone at 336-332-3400, or send an email message to corp.gov@kontoorbrands.com. The Corporate Secretary

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forwards all such communications, other than solicitations and frivolous communications, to the Chair of the Nominating and Governance Committee. In addition, any communication that the Corporate Secretary determines, in his or her discretion, to be or to contain any language that is offensive or to be dangerous, harmful, illegal, illegible, not understandable, or nonsensical, may, at the option of such person, not be forwarded to the Board or any particular director. Any communication from an interested party shall not be entitled to confidential treatment and may be disclosed by the Company or by any Board member as the Company or the Board member sees fit. Neither the Company nor the Board, nor any Board member, shall be obligated to send any reply or response to the interested party, except to indicate to the interested party (but only if the interested party specifically requested such an indication) whether or not the interested party’s communication was forwarded to the Board or the applicable Board member.
Environmental, Social and Governance
Kontoor is a purpose-led organization committed to protecting the environment, sourcing products and materials from companies that share similar values and operate with the highest standards of ethics. We believe these values are consistent with what our brands represent and are the right thing to do to enhance global welfare and are key to building long-term value for our employees, communities, customers, shareholders, and all members of our value chain.
At Kontoor, sustainability means the dynamic process of continual improvement for people, our product, and the planet, enabling shared prosperity for all. To ensure the correct focus, we completed a double materiality assessment in 2022 to establish a foundation for addressing our most critical impacts and associated risks and opportunities. We have established sustainability goals focused on renewable energy and reducing emissions and water use and are progressing toward those goals. In September 2023, the Science Based Targets initiative approved Kontoor’s science-based targets for greenhouse gas emissions. The targets include a 46.2% absolute reduction in scope 1, 2, and 3 emissions by 2030 from a 2019 base year. We issued our 2021-2022 Sustainability Report (Kontoor’s third sustainability report) and the first Task Force on Climate-Related Financial Disclosures (TCFD) Report in November 2023.
Additional accomplishments in 2023 included reaching the 2025 water savings goal, with over 10 billion liters of water saved since the water savings efforts began in 2008. We also announced our Global Design Standards, guidelines created design products with environmental and social impacts in mind. Additionally, we continued expanding our award-winning Indigood® program to over 30 denim mills. Kontoor believes that to grow as a Company, it has a responsibility to help improve the well-being of its communities.
ESG and Corporate Governance
Corporate sustainability and social responsibility are essential priorities for the Company and the Board. The Board promotes responsible corporate citizenship and monitors adherence to Kontoor’s standards. The Nominating and Governance Committee reviews and evaluates our strategies, programs, policies and practices relating to environmental, social and governance (“ESG”) issues and impacts to support our business’s sustainable and responsible growths. We articulate our corporate sustainability and social responsibility commitments in our Code of Conduct on our website at www.kontoorbrands.com.
In 2023, the Kontoor Brands ESG Council championed our company-wide commitment to ESG initiatives and transparency. The ESG Council, consisting of members from our Executive Leadership Team, our Global Sustainability Business Team and select working group leaders, promotes and guides progress toward Kontoor Brands’ ESG goals.
Our Enterprise Risk Management Council is organized to identify, evaluate and manage risk topics and issues aligned with our business priorities. The Council meets regularly and provides leadership on strategy, financial, operational, compliance and reputational risk. Information with respect to the six ESG goals is provided below.

Topic	Goal

Energy	Power 100 percent of owned and operated facilities with renewable energy by 2025
Climate (ACHIEVED)	Establish a science-based target by 2022
Climate (NEW)	Reduce absolute Scope 1, 2, and 3 greenhouse gas emissions 46.2% by 2030 from a 2019 base year
Water (ACHIEVED)	Save 10 billion liters of water by 2025 since beginning water savings initiatives in 2008
Materials	Source 100 percent Preferred Materials – backed by data to validate lower environmental and social impacts – including Cotton materials by 2025 and Synthetic materials by 2030(1)

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Chemistry	Achieve and maintain a minimum of 90% Zero Discharge of Hazardous Chemicals Manufacturing Restricted Substances List (“ZDHC MRSL”) compliant chemicals
Worker Well-Being	Work only with factories that support a worker well-being or community development program by 2025
1.Excludes licensed business
Shareholder Engagement
Our management team routinely meets with shareholders for conversations on a variety of topics, including but not limited to Company strategic growth initiatives, business performance, compensation, and macroeconomic and industry conditions. In addition, the Company solicits input from our investment community to better understand their perception of the Company’s performance and strategy. In 2023, our management team held discussions with several top shareholders, and prospective new shareholders, to garner their input on governance matters and practices. The Company collects the feedback from these sessions and presents it to the Board for its consideration. The Board values an active and transparent investor relations program as it believes that shareholder input strengthens its role as an informed and engaged fiduciary.

PARTICIPANTS IN SHAREHOLDER ENGAGEMENT
•President, Chief Executive Officer and Chair
•Executive Vice President and Chief Financial Officer
•Executive Vice Presidents and Co-Chief Operating Officers
•Vice President, Corporate Finance and Investor Relations
•Other members of the senior executive team
TYPES OF SHAREHOLDER ENGAGEMENT •Annual meetings •One-on-one meetings •Shareholder calls •Investor conferences •Earnings calls •Kontoor-hosted investor events
2023 Engagement Summary
The Company maintains its active shareholder engagement efforts with its shareholders both during and outside of the proxy season where various management personnel meet with shareholders to discuss a variety of topics. Highlights of our 2023 shareholder engagement are as follows:
•The Investor Relations team reached out to top shareholders during 2023 to discuss the Company’s strategic initiatives, ongoing business performance and solicit feedback as part of its shareholder engagement.
•The Company’s Chief Executive Officer, Chief Financial Officer and Investor Relations team consistently engaged in communication with the Company’s shareholders, retail investors, and analysts.
•During 2023, the Company met with existing and prospective shareholders through one-on-one and group events, allowing investors to learn about the Company’s strategic initiatives and engage with senior management.
•The Company continued to gain insights on its practices and policies and received positive feedback relating to the execution of strategy, corporate governance, executive compensation, environmental, health and safety practices, sustainability, and the Company’s investor relations activities.
•The Company’s Chief Financial Officer provides feedback from the shareholder and analyst meetings to the Board on a quarterly basis. Additional viewpoints and commentary from shareholders and analysts are incorporated into the Company’s comprehensive strategic review which is presented to the Board at least annually.
•Seeking approval to amend the Company’s Articles of Incorporation to replace all supermajority voting standards with majority voting standards.
•Increased board gender diversity in 2024 and undertaking a search for a potential additional gender diverse director.
The Board considers feedback from these conversations during its deliberations, and the Company regularly reviews and adjusts applicable corporate governance structure and executive compensation policies and practices in response to comments from our shareholders.

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Proposal No. 2
Approval of Amendments to Kontoor’s Articles of Incorporation to Replace all Supermajority Voting Standards with Majority Voting Standards
Kontoor and the Board of Directors are asking shareholders to approve amendments to our Articles of Incorporation to replace all of the supermajority voting standards in the Articles of Incorporation with majority voting standards. This proposal is a result of the Board’s continuous effort to improve and enhance our corporate governance practice, policies, structures and functioning, taking into account ongoing corporate governance trends, peer practices and views and perspectives of our stakeholders. The Board has determined that it is in the best interests of the Company and its shareholders to amend our Articles of Incorporation to replace all supermajority voting standards and provide for majority voting. Accordingly, our Board has approved, and recommends that all shareholders approve, the proposed amendments to our Articles of Incorporation as discussed below.
Five provisions of our Articles of Incorporation currently require the affirmative vote of the holders of at least 80% of the votes entitles to be cast by the holders of the then outstanding shares of stock (the “Supermajority Voting Standard”). Specifically, Section (D) of Article SEVENTH requires the Supermajority Voting Standard to remove a director; Sections (A) and (E) of Article NINTH requires the Supermajority Voting Standard to both approve any “Business Combination” (as defined in the Articles of Incorporation) or to amend or repeal Article NINTH itself; and Sections (A) and (B) of Article TWELFTH requires the Supermajority Voting Standard to both amend or repeal any provision of the Articles of Incorporation or to amend or repeal any provision of the Company’s Bylaws.
If approved, this proposal would amend Section (D) of Article SEVENTH, Sections (A) and (E) of Article NINTH and Sections (A) and (B) of Article TWELFTH of our Articles of Incorporation to replace the Supermajority Voting Standard with a majority of the votes entitled to be cast standard.
The text of these proposed amendments to our Articles of Incorporation is attached as Appendix A to this Proxy Statement. If approved by our shareholders, these amendments to our Articles of Incorporation would become effective upon filing with the Secretary of State of the State of North Carolina, which we would file promptly following the Annual Meeting.

VOTE
The Board unanimously recommends a vote “FOR” the approval of the amendments to Kontoor’s Articles of Incorporation to replace all supermajority voting standards with majority voting standards.

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Director Compensation
The primary components of compensation for our non-employee directors are a cash retainer, equity-based grant of restricted stock units (“RSUs”) under Kontoor’s 2019 Stock Compensation Plan and Committee Chair fees. The Board sets director compensation annually based on an analysis of non-employee director compensation practices at Kontoor peers and peer company information provided by the independent compensation consultant to the Talent and Compensation Committee. The following describes our fiscal 2023 non-employee director compensation:

Compensation Element	Director Compensation Program

Annual Cash Retainer	$85,000, paid quarterly arrears in cash
Annual Equity Retainer	RSUs equaling $160,000(1)
Committee Fees	None
Audit Committee Chair Fee	$30,000
Talent and Compensation Committee Chair Fee	$25,000
Nominating and Governance Committee Chair Fee	$20,000
Non-Executive Chair of the Board/Lead Director Retainer	$100,000(2)
Meeting Fee for Board Meetings in Excess of Ten Meetings During the Year Meetings During the Year	$1,500 per meeting
Stock Ownership Guidelines	Stock ownership with a fair market value equal to five times the annual cash retainer(3)
1.RSUs are fully vested and non-forfeitable at grant and will be settled in shares of Kontoor common stock one year after the date of grant. RSU retainer grants are pro-rated in the year of a director’s initial election to the Board and will vest and be distributed in the same manner as other awards subject to the annual equity grant. The number of RSUs awarded on the applicable grant date is calculated using a 30-day average value of Kontoor’s common stock prior to such date.
2.Mr. Shearer’s additional retainer for his role as Lead Independent Director is $100,000 per year, which is paid 75% in cash and 25% in RSUs.
3.Messrs. Shearer, Lynch, Page, Schiller, and Stewart exceed the target for director stock ownership. Ms. Goldsmith joined the Board in February 2022 and is on target to meet her director ownership target. Ms. Campbell joined the Board in February 2024. Non-employee directors must retain 100% of the net shares resulting from the vesting of RSUs until the guideline is met.
Mr. Baxter is the only employee who serves as a director. He is not separately compensated for his service on the Board or as Chair of the Board.
The Talent and Compensation Committee has retained CAP as its independent compensation consultant, which assists the Committee with its periodic review of Kontoor’s non-employee director compensation, among other matters.
Each non-employee director may elect to defer all or part of his or her cash retainer and fees into equivalent units of Kontoor common stock under the Kontoor Deferred Savings Plan for Non-Employee Directors. All Kontoor common stock equivalent units receive dividend equivalents. Deferred sums are generally payable in cash to the participant upon termination of service in a lump sum or substantially equal annual installments over up to ten (10) years, as specified in advance by the participant. Messrs. Shearer, Lynch and Schiller elected to defer all cash compensation in 2023.
Kontoor reimburses non-employee directors for travel and lodging expenses incurred in the performance of their duties. Directors traveling on Kontoor business are covered by Kontoor’s business travel accident insurance policy, which generally covers all Kontoor’s employees and directors. Directors are encouraged to attend formal training programs in areas relevant to the discharge of their duties as directors. Kontoor reimburses expenses incurred by directors attending such programs. Directors are also eligible for discounts on Kontoor products equal to discounts available to all employees of Kontoor. Kontoor does not provide medical or life insurance benefits to its non-employee directors.

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2023 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total

Robert K. Shearer	$190,000	$185,000	—	$375,000
Kathleen S. Barclay(3)	$179,814	$0	—	$179,814
Mary Campbell(4)	$0	$0	—	$0
Ashley D. Goldsmith	$102,445	$160,000	—	$262,445
Robert M. Lynch	$85,000	$160,000	—	$245,000
Andrew E. Page	$85,000	$160,000	—	$245,000
Mark L. Schiller	$85,000	$160,000	—	$245,000
Shelley Stewart, Jr.	$105,000	$160,000	—	$265,000
1.Kontoor allows its non-employee directors to defer all or a portion of his or her cash retainer and fees under the Kontoor Deferred Savings Plan for Non-Employee Directors. In fiscal 2023, Messrs. Shearer, Lynch and Schiller deferred all cash compensation under the Kontoor Deferred Savings Plan for Non-Employee Directors.
2.Each director serving in fiscal 2023 was awarded 3,282 RSUs on April 1, 2023 in connection with compensation for fiscal 2023. The number of RSUs awarded on the applicable grant date was calculated using a 30-day average value of Kontoor’s common stock prior to such date. The value in this column is the grant date fair value ($48.76 per RSU for the April 1, 2023 grants) computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used are summarized in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2023. These RSUs, which are fully vested and non-forfeitable at grant, earn dividend equivalents and will be settled in shares of Kontoor common stock one year after the date of grant, on April 1, 2024. The total number of stock awards (including RSUs and phantom shares accounted for in connection with the Kontoor Deferred Savings Plan for Non-Employee Directors) in respect of shares of Kontoor common stock held by each non-employee director as of December 30, 2023 was as follows: Mr. Shearer 36,091; ; Ms. Goldsmith 5,863; Mr. Lynch 8,979; Mr. Page 3,385; Mr. Schiller 8,979; and Mr. Stewart 3,385. None of the non-employee directors hold any options to purchase shares of Kontoor common stock as of December 30, 2023.
3.Ms. Barclay did not stand for re-election at the 2023 Annual Meeting.
4.Ms. Campbell joined the Board in February 2024.

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Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides an overview of our named executive officers’ compensation for the period January 1, 2023, through December 30, 2023 (referred to herein as “fiscal 2023” or “2023”). The CD&A explains Kontoor’s executive compensation program, the compensation decisions we have made under the program for fiscal 2023, and the compensation philosophy and objectives supporting these decisions. The focus of the CD&A is on the Company’s named executive officers listed in the Summary Compensation Table (the “NEOs”):

Name	Title

Scott H. Baxter	President, Chief Executive Officer, and Chair of the Board
Joseph A. Alkire (1)	Executive Vice President and Chief Financial Officer
Thomas E. Waldron	Executive Vice President, Co-Chief Operating Officer, and Global Brand President—Wrangler
Christopher M. Waldeck	Executive Vice President, Co-Chief Operating Officer, and Global Brand President—Lee
Thomas L. Doerr, Jr.	Executive Vice President, General Counsel and Secretary
Rustin E. Welton (2)	Former Executive Vice President and Chief Financial Officer
1.Mr. Alkire became Kontoor’s Executive Vice President and Chief Financial Officer effective August 31, 2023.
2.Mr. Welton retired as Executive Vice President and Chief Financial Officer, and as an executive officer of our company, effective August 31, 2023.
Executive Summary
Kontoor is a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands: Wrangler® and Lee®. The Company designs, produces, procures, markets and distributes apparel primarily under the brand names Wrangler® and Lee®. Our business is founded upon a strategic sourcing model and best-in-class supply chain. We focus on leveraging our global platform to drive brand growth and deliver long-term value to our stakeholders, including our shareholders, consumers, customers, suppliers and communities.
Navigating ongoing operating challenges and macroeconomic pressures, Kontoor, supported by the resilience and dedication of its 13,700 employees across the globe, finished 2023 with strong operational, business and financial performance, including the following:
•Delivered Shareholder Value: Despite the continued macro-economic challenges during 2023 we returned cash to our shareholders through dividends totaling $109 million and share repurchases totaling $30 million.
•Strategic Actions: We continued to invest in enablers that support key strategic growth catalysts. Our focus on enhancing the core business while expanding categories, such as outdoor, workwear and t-shirts, is driving greater penetration and diversifying our consumer reach. As we seek to develop deeper connections with our consumers, we continue to build out our direct-to-consumer and online retail presence, which remains an important component of our ongoing digital evolution. While global macroeconomic headwinds impacted near-term consumer demand, we continue to position our brands for long-term growth in international markets. Our ongoing commitment to investments in talent, innovation/sustainability, demand creation, data analytics and our supply chain are all critical pillars in realizing these growth opportunities.
•Advanced Kontoor’s Sustainability Goals: We continued to set ambitious sustainability goals focused on improvement for our people, our product, and the planet, enabling shared prosperity for all. During 2023 we established sustainability goals focused on renewable energy and reducing emissions and water use and are progressing toward those goals. In September 2023, the Science Based Targets initiative approved Kontoor’s science-based targets for greenhouse gas emissions. The targets include a 46.2% absolute reduction in scope 1, 2, and 3 emissions by 2030 from a 2019 base year. We issued our 2021-2022 Sustainability Report and the first Task Force on Climate-Related Financial Disclosures (TCFD) Report in November 2023. Additional accomplishments in 2023 included the attainment of our 2025 water savings goal, with over 10

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billion liters of water saved since the water savings efforts began in 2008. We also announced our Global Design Standards, a system created to lower our products' environmental and social impacts.
During 2023 we increased the number of our supplier factories that have a worker well-being or community development program from 43% in 2022 to 58% in 2023.
Fiscal 2023 Key Financial Highlights:
•Delivered a Total Shareholder Return of 63 percent for the year ended December 2023
•Returned a total of $139 million to shareholders, through a combination of share repurchases and dividend payments
•Generated $357 million in operating cash flow driven by strong inventory working capital management, including a $96 million decrease in inventory levels compared to the year ended December 2022
•Revenues decreased 1 percent ( -1 percent in constant currency) compared to the year ended December 2022. Declines in the wholesale channel were partially offset by growth in the direct-to-consumer channel
•Reported diluted earnings per share was $4.06 compared to $4.31 for the year ended December 2022. Adjusted diluted earnings per share(a) was $4.26 compared to $4.49 for the year ended December 2022
a.Non-GAAP Financial Information: The financial information above has been presented on a GAAP basis and on an adjusted basis. These adjusted presentations are non-GAAP measures. See “Appendix B—Reconciliation of Adjusted Financial Measures” at the end of this document.

OPERATING CASH FLOW	EPS	SHAREHOLDER RETURN
FY23 of $357M	FY23 of $4.06	FY23 of $139M
YOY Growth of $273M	YOY EPS Growth of -6%	Includes dividends of $109M and share repurchase of $30M
Fiscal 2023 Performance Achievement–Based on our performance relative to our pre-established performance goals, we achieved a payout at 83% of target under the Annual Incentive Plan (“AIP”) and a payout at 112.7% of target for the Performance Based Restricted Stock Units (“PRSUs”) covering the performance period of fiscal 2021 through fiscal 2023.
Overview of 2023 Compensation Elements–2023 total direct compensation for our NEOs consisted of base salary, annual cash incentive compensation and long-term equity incentive compensation, in the form of Kontoor performance-based and time-based restricted stock units.

Compensation Element	Overview

Base Salary	Competitively compensate executives for their level of responsibility, skills, experience, and sustained individual contribution
Annual Cash Incentive	Align compensation to annual operating and strategic performance objectives
Long-Term Equity Incentive	Link rewards to long-term operating performance and align to shareholder value creation through stock price appreciation

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Key Fiscal 2023 Compensation Decisions–Our Talent and Compensation Committee (also referred to as the “Committee”) designed our executive compensation program to support our strategic growth plans and long-term commitments to shareholders. After reviewing the function and results of the executive compensation program for fiscal 2022, the Committee implemented the following changes for fiscal 2023:

Fiscal 2023 Compensation Related Action	Overview

Annual Cash Incentive Design Update	We maintained three financial metrics in the plan that were consistent with our strategy and communication to investors while transitioning the profit metric from Adjusted Profit Before Taxes to Operating Income. Additionally, we modified the weighting of each metric to reflect its relative importance; Revenue (weighted 30%), Gross Margin % (30%), and Operating Income (40%).
Long-Term Incentive Award Design Update	We maintained Adjusted EPS as a financial metric in the plan while transitioning from Operating Cash Flow to Revenue in support of our go-forward growth strategy. Our cumulative three-year metrics now include Adjusted EPS (weighted 60%) and Revenue (40%). We maintained a three-year relative TSR modifier that will continue to be measured against an industry-focused comparison group.
Summary of Compensation Philosophy
Kontoor’s Executive Compensation Program (or the “Program”) is designed to attract, motivate, and retain talented executives with a target total direct compensation package that is positioned within a competitive range of market median for comparable executives within our peer group and the broader industry. We focus on aligning our executives’ interests with those of our shareholders by paying for performance and requiring our executives to retain a meaningful amount of share ownership. We provide a significant portion of our executives’ total direct compensation in pay that is at-risk and in the form of long-term equity-based compensation to reward performance over the short and long-term.
The Committee is committed to ensuring that the Program is oriented toward pay-for-performance, and designed to achieve the objectives of our executive compensation philosophy through short-and long-term incentive awards that align with Kontoor’s strategic vision and growth catalysts:
•Enhancing the core of our U.S. wholesale operations
•Diversifying our channels with a focus on digital
•Expanding our categories through focus on outdoor, workwear and t-shirts
•Expanding geographies with a focus on China
2023 total direct compensation for our NEOs consisted of base salary, annual cash incentive compensation and long-term equity incentive compensation in the form of performance-based and time-based restricted stock units. Target total direct compensation for our NEOs is targeted at approximately median levels of compensation of comparable positions in publicly traded companies of our size and in our industry. Consistent with our pay-for-performance philosophy, actual earned compensation varies above or below the median level based on the degree to which specific performance goals are achieved, changes in our stock value over time and the individual performance of each NEO.
Kontoor’s philosophy is that a significant portion of each executive’s total direct compensation should be at-risk, meaning subject to fluctuation based on Kontoor’s financial and stock price performance. At-risk compensation is delivered through annual cash incentives and long-term equity incentives. The at-risk portion of target total direct compensation is greater for higher level positions, reflecting greater accountability for performance results. For our NEOs, 60% of the grant date fair value of our long-term equity incentive awards is at-risk and subject to financial performance objectives linked to our strategic priorities and shareholder returns.

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The charts below depict approximate percentages for each element of target total direct compensation and demonstrate how compensation is significantly weighted towards variable compensation (annual cash incentives, performance-based restricted stock (“PRSUs”), and time-based restricted stock units (“RSUs”)). Additional detail is provided in the "Components of Total Direct Compensation" section of this Proxy Statement.

As indicated above, base salary represents the smallest portion of total direct compensation for our NEOs. A more meaningful portion is allocated to annual cash incentives that focus our NEOs on annual objectives supporting our long-term strategy, and the largest portion is allocated to long-term incentives that support long-term value creation and align the interests of our NEOs with those of our stockholders.
Compensation Program Elements
The following chart summarizes the primary components, objectives, and time frames of our Program for fiscal 2023. We use a combination of cash and equity incentive awards to foster and reward performance in key areas over the short and long term. We discuss each component beginning on page 39.

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Type	Component	Element	Terms	Objective	Performance/ Vesting Period

Fixed Compensation	Annual Base Salary	Cash	• Fixed pay reflective of an executive’s role, responsibilities and individual performance • Reviewed annually	• Competitively compensate executives for their level of responsibility, skills, experience and sustained individual contribution	N/A

Performance- Based Compensation	Annual Incentive Award	Cash
• Variable, performance-based cash compensation earned based on achieving pre-established annual goals (subject to adjustment based on achievement of ESG goals)
• Annual payouts range from 0% to 200% of the targeted incentive opportunity (+20% or -20% of target award tied to ESG goals, but maximum payout capped at 200%)
				• Link compensation to annual operating and strategic performance objectives	One-Year

	Long-Term Equity Incentive Awards	Performance- Based Restricted Stock Units (“PRSUs”)
• For 2023, variable, performance-based equity compensation earned based on achieving pre-established cumulative financial goals over a three-year performance cycle (subject to adjustment based on fiscal 2023-25 relative TSR)
• Payouts range from 0% to 200% of the targeted incentive opportunity (±25% of target award tied to relative TSR, for a maximum payout of 225%)
• Dividend equivalent units accumulate during the vesting period, but remain subject to attainment of performance goals and will not be paid unless the underlying PRSUs vest
• Paid in shares of Kontoor common stock upon vesting
				• Link rewards to long-term operating performance • Link rewards to shareholder value creation through stock price growth • Aid in retention	Three-Years (cliff vesting)

Time-Based Compensation	Long-Term Equity Incentive Awards	Restricted Stock Units (“RSUs”)	• Dividend equivalent units accumulate during the vesting period, but are not paid unless the underlying RSUs vest • Paid in shares of Kontoor common stock upon vesting	• Link rewards to shareholder value creation through stock price growth • Aid in retention	Three-Years (ratable vesting)
In establishing the elements of executive compensation, the Committee, in consultation with its independent consultant, assesses whether the Program’s terms promote unnecessary risk-taking. In performing this assessment, the Committee reviews such compensation design elements as pay mix, performance metrics, performance goals and pay out curves, payment timing and adjustments, equity incentives, stock ownership requirements, clawbacks and Kontoor’s trading policies. The Committee’s independent consultant considered risk and the potential for unintended consequences associated with incentive design as part of its ongoing service to the Committee. After performing this analysis, the Committee has concluded that the Program does not promote excessive or unnecessary risk-taking.

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Governance of Our Compensation Programs
Our executive compensation practices promote good governance and mitigate excessive risk-taking. Below we highlight key compensation practices that we have implemented in our Program, to promote the interests of shareholders, and responsible compensation and governance practices:

WHAT WE DO
•	Annual “Say-on-Pay” advisory vote for shareholders

•	Alignment of executive compensation with shareholder returns through equity ownership requirements and equity-based awards

•	“Double trigger” requirement for severance and accelerated vesting of equity awards pursuant to change-in-control agreements with our executive leadership team

•	Pay for performance and set rigorous goals for annual cash incentive and PRSU awards

•	Regular shareholder outreach

•	Pay-for-performance emphasis with a balance of short- and long-term incentives, using an array of key performance metrics, with a strong emphasis on financial performance

•	Significant stock ownership guidelines for executives

•	Clawback provisions for cash and equity performance-based compensation

•	Independent compensation consultant to the Committee

•	Cap annual cash incentive payouts

•	Review share utilization regularly

WHAT WE DO NOT DO
•	No excise tax gross-up payments for executives

•	No hedging or pledging of Kontoor common stock by executives

•	No guaranteed salary increases or bonuses

•	No repricing or cash buyout of underwater stock options without shareholder approval

•	No evergreen provisions

•	No employment agreements for executive officers

•	No liberal share recycling under the 2019 Stock Compensation Plan (the “Stock Plan”)

•	No payment of dividends on unvested long-term incentives

Results of 2023 Shareholder Advisory Vote
We have adopted a policy of conducting an annual advisory vote on executive compensation. While this vote is not binding, our Board and the Committee value the opinions of our shareholders. The Committee strives to ensure our executive compensation aligns with the interests of our shareholders and adheres to our pay-for-performance philosophy.
At our 2023 annual meeting of shareholders, over 96% of votes cast supported our executive compensation program. The Committee and management reviewed our shareholders’ affirmative 2023 Say-on-Pay vote and believe it to be a strong indication of support for our executive compensation program and practices and the related decision-making by the Committee. The Committee expects to continue to consider future annual Say-on-Pay votes and investor feedback when making decisions relating to our executive compensation program, policies, and practices. We take this vote seriously and regularly engage with our top shareholders. For additional detailed discussion regarding shareholder engagement, see the 2023 Engagement Summary on page 27.

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Compensation Decision Making Process—Roles and Responsibilities

The Talent and Compensation Committee
Kontoor’s Talent and Compensation Committee, composed entirely of independent directors, reviews all components of the Program periodically to confirm that they are necessary and appropriate to support Kontoor’s strategic objectives while considering the competitive marketplace for executive talent. In addition to the Committee members, the Lead Independent Director attends all Committee meetings. Refer to www.kontoorbrands.com/investors/corporate-governance/board-committees for the Committee charter and a more fulsome explanation of the Committee’s responsibilities. To summarize, pertaining to its compensation related roles and responsibilities, the Committee:

• Reviews and approves Kontoor’s goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates his performance in light of Kontoor’s goals and objectives and sets his compensation levels
• Annually reviews the performance evaluations of the other NEOs
• Reviews and approves the compensation packages for the other NEOs
• Approves annual and long-term incentive award payouts
• Annually reviews long-term incentive practices, such as share usage, vehicle use and mix, and performance metrics
• Reviews and approves peer group companies referenced when considering the competitiveness of Company performance and director and executive officer compensation programs and levels
• Continually monitors external compensation-related governance practices; considers their implementation, as appropriate, and gets periodic reports on such practices and related considerations from its independent compensation consultant

• Reviews total compensation outcomes of our NEOs in the context of actual Company financial performance and shareholder value creation outcomes, over multiple time horizons
• Considers the results of the annual advisory “Say-on-Pay” shareholder vote
• Reviews and approves executive compensation policies, such as clawback policies and share ownership requirements
• Reviews all components of Kontoor’s top executives’ compensation including current cash compensation (base salary and annual cash incentive awards) and assumed value of long-term equity incentive compensation (performance-based RSUs and time-based RSUs)
• Reviews all perquisites and other benefits provided to the NEOs, reviews aggregate balances under Kontoor’s deferred compensation plans, considers projected payout levels under termination-of-employment scenarios
• Annually reviews and considers a compensation program risk evaluation

The Independent Committee Consultant
The Committee retained Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant to assist the Committee in accomplishing its objectives for 2023. The Committee assessed the independence of CAP pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent CAP from providing independent advice to the Committee. The independent Committee consultant will not perform other services for Kontoor without the consent of the Chair of the Committee. The Committee has sole authority to retain or terminate the service of its independent compensation consultant and to approve the consultant’s fees and all terms of such engagement. The scope of the work done by the Committee’s independent consultants included:

• Preparing analyses, recommendations and providing other support to inform the Committee’s decisions related to executive and director compensation
• At the Committee’s instruction, independently prepare an analysis of compensation, including peer group companies and survey data relating to the named executive officers and certain other executives, as well as benchmarking on non-employee director compensation
• Reviewing and commenting on management proposals presented to the Committee
• Providing updates on market trends and the regulatory environment as they related to executive and director compensation
• Reviewing the Committee charter and providing recommendation and other support to inform the Committee’s related discussions and decisions

• Working with the Committee to validate the executive pay-for-performance relationship, support of alignment with stockholders
• Meeting with the Committee Chair and the Committee outside the presence of management, and participating in preparatory sessions for Committee meetings
• At the Committee’s request, a representative of CAP attended all meetings and a majority of executive sessions of the Committee during 2023
• Meeting independently with the Committee Chair and Committee members, as requested
• Annually reviewing the industry peer group of publicly traded companies whose compensation data is considered by the Committee in its decision-making (collectively, the “Peer Group”)

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Kontoor Management
As requested by the Committee, management is responsible for preparing information for each Committee meeting and providing the compensation consultant with information to facilitate its role in advising the Committee.

• The Chief Human Resources Officer, the General Counsel and the Chief Executive Officer generally attend Committee meetings, except the executive sessions that are held as part of each meeting
• The Chief Human Resources Officer, the General Counsel and the Chief Executive Officer work with the Committee Chair to prepare the agenda for each meeting
• The Chief Executive Officer makes recommendations to the Committee regarding compensation for NEOs (other than himself)

• The Chief Executive Officer provides the Committee with information regarding his achievement of objectives and other leadership accomplishments
• Management provides information on Kontoor’s strategic objectives to the Committee and makes recommendations to the Committee regarding business performance targets and objectives for all senior executives including the Chief Executive Officer

Committee Process for Determining Compensation
At the beginning of each fiscal year, the Committee reviews and approves the following elements of direct compensation to be provided to each of our NEOs:
•base salary;
•payout range for the annual cash incentive awards that may be earned for the upcoming year and the performance goals and criteria upon which the amount of the awards will be determined;
•mix and amount of equity incentive awards to be granted to our executive officers; and
•payout range for PRSUs that may be earned for the performance period beginning in that fiscal year and the length of the performance period, goals, and criteria upon which the amount of the awards for the relevant performance period will be determined.
In determining the amounts of compensation to be awarded to our NEOs, the Committee considers the company’s overall performance and competitive market data for our compensation Peer Group.
Determining Variable Compensation: Company performance is the key factor in determining variable compensation. The amount of any cash or performance-based equity incentive awards to be paid upon completion of the applicable performance period is determined based upon our achievement of short- and long-term financial goals set at the beginning of the fiscal year or performance period. However, the final cash incentive award payout also reflects a modifier for performance against our non-financial ESG objectives.
Determining CEO Compensation: The Committee assesses our Chief Executive Officer's performance and gathers input from the independent directors. In determining compensation for our Chief Executive Officer, the Committee meets in executive session and evaluates his performance based on his achievement of performance objectives that are established at the beginning of the fiscal year. The Committee also considers the Chief Executive Officer’s leadership contributions towards the company’s performance, including financial results, development and achievement of strategic objectives, progress in building capability among the executive leadership team, development of a succession plan for executive leadership and corporate governance leadership, as well as market data and analysis and recommendations provided by the Committee’s independent compensation consultant. The Committee determines the Chief Executive Officer’s compensation and then reviews his evaluation and compensation with the Board’s independent directors. The Chief Executive Officer does not propose his own compensation and is not present for discussions of his performance and compensation. The Lead Independent Director and the Chair of the Committee then present the Committee’s evaluation and compensation determination to the Chief Executive Officer.

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Competitive Compensation Targets and the Role of the Peer Group- The Committee annually reviews the composition of Kontoor’s Peer Group, comprised of companies that are of comparable size, and meet a majority of several criteria, such as:
•having similar products and/or customers,
•having strong brands that are respected and well-known, and
•having wholesale operations and domestic U.S. sales.
As part of its process for making compensation decisions in 2023, the Committee approved the following Peer Group constituent companies, which had been updated in 2022 as described below, for purposes of supporting senior executive pay decisions:

Caleres, Inc.	Gildan Activewear Inc.	Steven Madden, Ltd.
Canada Goose Holdings Inc.	Guess?, Inc.	The Buckle, Inc.
Carter’s, Inc.	Hanesbrands Inc.	Under Armour, Inc.
Columbia Sportswear Company	Levi Strauss & Co.	Wolverine World Wide, Inc.
Deckers Outdoor Corporation	Oxford Industries, Inc.
G-III Apparel Group, Ltd.	Ralph Lauren Corporation
At the time the Peer Group was approved, Kontoor's revenues and market cap ranked between the 25th percentile and 50th percentile.
In addition, we currently participate in and use several executive compensation surveys for NEO positions, including the Willis Towers Watson Retail Executive Compensation Survey, the Equilar Top 25 Survey, the Willis Towers Watson General Industry Executive Compensation Survey, and the Radford Global Compensation Database. The surveys provide general market data for relevant positions at companies with revenues and market cap similar to Kontoor in both the apparel/retail industry and broader market.
In July 2022, the Committee reviewed the composition of the Peer Group and, considering the recommendation from CAP, removed Tapestry, Inc. and Capri Holdings Limited from the Peer Group due to their relatively large market capitalization and focus on luxury goods and apparel, and added Canada Goose Holdings Inc. and The Buckle, Inc. due to their comparable business models and to bring additional balance to the size of the organizations in the Peer Group.
For fiscal 2023, Kontoor used the Peer Group data as a reference point, in combination with executive compensation survey data, to assess each NEO’s target total direct compensation (i.e., salary, annual cash incentive, and the grant date fair value of long-term incentives). Other factors were also considered, such as the scope of the executive’s duties, the executive’s experience in their role and the executive’s individual performance in their role and relative to their peers.
In July 2023, the Committee reviewed the composition of the Peer Group, resulting in no changes. As of July 2023, Kontoor’s revenues ranked between the Peer Group 25th percentile and 50th percentile, and Kontoor’s market cap ranked between the Peer Group 50th percentile and 75th percentile.
Components of Total Direct Compensation
The components of the target total direct compensation opportunity set by the Committee annually for each executive are short-term cash compensation (annual base salary and target annual cash incentive award) and long-term equity incentive compensation (performance-based and time-based RSUs under the Stock Plan). The Committee sets each portion of compensation based on Kontoor’s overall philosophy that a significant portion of each executive’s total direct compensation should be at-risk, meaning subject to fluctuation based on Kontoor’s financial and stock price performance. The at-risk components of total compensation targets are annual cash incentives and long-term equity compensation.
The at-risk portion of target total compensation is greater for higher level positions, reflecting greater accountability for performance results. For our NEOs, 60% of our long-term incentive equity awards are at-risk and subject to financial performance objectives linked to our strategic priorities and shareholder returns.

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The portions of fiscal 2023 target total direct compensation for each of the compensation elements for each of the NEOs were as follows:

Executive	Base Salary	Annual Cash Incentive Award	Long-Term Equity Incentive Awards	Performance-Based Portion(1)	At-Risk Portion(2)

Scott H. Baxter	13%	20%	67%	60%	87%
Joseph A. Alkire	28%	21%	51%	52%	72%
Thomas E. Waldron	24%	20%	56%	54%	76%
Christopher M. Waldeck	24%	20%	56%	54%	76%
Thomas L. Doerr, Jr.	38%	24%	38%	47%	62%
Rustin E. Welton(3)	27%	21%	52%	52%	73%
1.“Performance-Based Portion” includes Annual Cash Incentive Award and PRSUs.
2.“At-Risk Portion” includes Annual Cash Incentive Award and Long-Term Equity Incentive Awards.
3.Mr. Welton retired as Executive Vice President and Chief Financial Officer, and as an executive officer of our company, effective August 31, 2023.
Base Salary
Base salary is designed to compensate senior executives for their level of responsibility, skills, experience and sustained individual contribution. Base salary is generally intended to be competitive as compared to salary levels for equivalent senior executive positions at companies in the Peer Group. The Committee believes that a competitive base salary provides the foundation for the total compensation package required to attract, retain, and motivate executives in alignment with Kontoor’s business strategies.
The Committee annually reviews individual salaries for the NEOs and intends to conduct a review at the time of a promotion or other change in responsibilities. Each NEO is evaluated annually based on several components: key job responsibilities, key accomplishments, performance trends and annual goals and objectives. The resulting performance evaluations are presented to the Committee and used in assessing salary and the other components of total compensation for each NEO.
In the fall of 2022, the Committee requested a competitive market assessment of Kontoor’s senior executive officer compensation levels from the Committee’s independent compensation consultant to assist with compensation planning for fiscal 2023. Accordingly, the Committee set fiscal 2023 base salaries for the NEOs based on (i) review of the competitive market salary range for the individual’s position, as described above, (ii) assessment of the individual’s experience, skill set and performance and (iii) Kontoor’s overall merit increase budget for salaries. The following adjustments were approved by the Committee:

Executive	FY2022 Base Salary	FY2023 Base Salary(1)	Percentage Increase

Scott H. Baxter	$1,200,000	$1,250,000	4.2%
Joseph A. Alkire (2)	$—	$700,000	—%
Thomas E. Waldron	$725,000	$750,000	3.4%
Christopher M. Waldeck	$725,000	$750,000	3.4%
Thomas L. Doerr, Jr.	$530,000	$549,000	3.6%
Rustin E. Welton(3)	$650,000	$673,000	3.5%
1.The fiscal 2023 base salary adjustments were effective April 3, 2023.
2.Mr. Alkire became Kontoor’s Executive Vice President and Chief Financial Officer effective August 31, 2023.
3.Mr. Welton retired as Executive Vice President and Chief Financial Officer, and as an executive officer of our company, effective August 31, 2023.

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Annual Cash Incentives
Kontoor has an annual cash incentive program (the “AIP”). Senior executives are eligible to participate in the AIP if selected by the Committee. The AIP focuses employee attention on Kontoor’s annual performance measured against pre-established goals. The incentives are designed to motivate Kontoor’s employees by providing payments for achieving and exceeding goals related to Kontoor’s annual business plan and strategic priorities.
Under the AIP, annual performance goals are set by the Committee. While it is the policy of the Committee to provide opportunities for annual incentive compensation for achievement of pre-established performance goals based primarily on financial measures, the Committee also retains discretion to pay bonuses apart from the AIP, reflecting its subjective assessment of the value of accomplishments of Kontoor’s senior executive officers which, in the Committee’s view, cannot always be anticipated in advance or reflected in such pre-established goals.
The Committee sets the targeted annual incentive opportunities under the AIP for executives after considering the Peer Group compensation data, the recommendations of the Chief Executive Officer (other than with respect to his compensation) and analysis by the Committee’s independent compensation consultant. The Committee also makes a general assessment as to the relative amounts of annual incentives for the NEOs to make sure they are, in the Committee’s judgment, fair and reasonable.
The following table summarizes the fiscal 2023 AIP targets for the NEOs.

Executive	Fixed Base Salary	AIP Target	AIP Target

Scott H. Baxter	$1,250,000	150%	$1,875,000
Joseph A. Alkire (1)	$700,000	75%	$176,918
Thomas E. Waldron	$750,000	80%	$600,000
Christopher M. Waldeck	$750,000	80%	$600,000
Thomas L. Doerr, Jr.	$549,000	65%	$356,850
Rustin E. Welton(2)	$673,000	75%	$504,750
1.Mr. Alkire became Kontoor’s Executive Vice President and Chief Financial Officer effective August 31, 2023; his award was prorated for the number of days of service during the fiscal year.
2.Mr. Welton retired as Executive Vice President and Chief Financial Officer, and as an executive officer of our company, effective August 31, 2023.
Our Performance Goals—The structure of the AIP seeks to align Kontoor’s strategic growth plans and focus on the most impactful drivers of annual shareholder return. The Committee identified the following key metrics as the foundation for annual bonus payouts for the NEOs:

Metric	Rationale

GAAP Revenue	Key measure of top line growth indicating the company’s ability to generate reported sales growth.
Gross Margin	Key metric used to measure the quality of the company’s revenue growth and equity of its brands.
Operating Income	Key measure used to assess the fundamental performance of the company’s core operations.
The Committee believes these three metrics are the most important performance outcomes to create shareholder value, while securing our future as a global leader in lifestyle apparel. In addition, these metrics align with those used by companies in our Peer Group to motivate management. Additionally, the 2023 AIP continued to include a modifier designed to reinforce operational performance through strategic environmental, social, and governance practices.
The AIP performance goals for 2023 were set in line with Kontoor’s strategy to deliver consistent, profitable growth that provides sustainable, long-term returns for Kontoor’s shareholders while considering the impact of external factors on short-term performance. The goals reflected a number of factors, including Kontoor’s strategic growth plan and value creation model and long-term commitments to our shareholders.

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The Kontoor performance goals are measured at threshold, target and maximum amounts. Details of the performance goals and 2023 results are shown below:
Fiscal Year 2023 Kontoor AIP Performance Goals

		Performance Levels(1)			Year Ended December 2023
(Dollars in thousands) Performance Metric	Metric Weighting	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Adjusted Result(2)	AIP Performance Result(3)

GAAP Revenue	30%	$2,350,000	$2,684,000	$2,825,000	$2,607,472	$2,592,833
Gross Margin	30%	42.0%	43.8%	44.6%	41.9%	42.0%
Operating Income(4)	40%	$330,000	$376,000	$420,000	$333,596	$335,117
1.Performance achievement is interpolated between levels.
2.Non-GAAP Financial Information: The financial information above has been presented on a GAAP basis and on an adjusted basis. These adjusted presentations are non-GAAP measures. See “Appendix B-Reconciliation of Adjusted Financial Measures” at the end of this document for a reconciliation of these adjusted measures.
3.When assessing AIP performance, the Committee may adjust for certain preestablished items including the effects of impairment charges, restructuring charges, unplanned impact of trade tariffs, other extraordinary items, regulatory changes, non-recurring items and required changes in accounting policies, and differences between actual foreign exchange rates and the foreign exchange rates used in Kontoor’s 2023 financial plan. For 2023 the Committee began with GAAP revenue, adjusted gross margin, and operating income as reported in our earnings release, and further adjusted the results for a $1.4 million non-recurring item related to advisory fees, as well as differences between actual foreign exchange rates and the foreign exchange rates used in Kontoor’s 2023 financial plan.
4.Threshold performance for the Operating Income metric must be attained or exceeded in order for the ESG modifier to apply to award payouts.

Based on the performance achieved against the goals listed above, the payout percentage for the fiscal 2023 AIP was determined to be 63% prior to the application of the ESG modifier.
ESG Modifier—The 2023 AIP continued to leverage an ESG modifier designed to promote and reward Kontoor’s ongoing commitment to support our operational performance through improved sustainability practices and worker well-being. The 2023 ESG modifier consisted of four metrics that could each modify the AIP payout by plus or minus 5%. A positive modifier would apply if we achieved these goals, and a negative modifier would apply if we failed to meet these goals. The total potential modifier impact ranged from -20% to +20%.
Regardless of performance on the ESG modifier final payouts were capped at 200% of target. Additionally, the ESG modifier would not apply unless Operating Income met or exceeded a threshold level of performance listed above.
The 2023 ESG metrics were selected based on their alignment with Kontoor’s business plan and priorities. Performance relative to the selected metrics is determined by the Committee based on pre-established targets and the Committee’s assessment of performance relative to the selected metrics. The table below summarizes the goals and results of the 2023 ESG modifier:

ESG Modifier Component	Goal	Result	2023 AIP Impact

Renewable Energy	Greater than 10% of our internal manufacturing electricity is powered by renewable energy by Dec. 31, 2023.	Achieved	+5%

Worker Well-Being	Greater than 55% of our factories have a worker well-being or community development program by Dec. 31, 2023.	Achieved	+5%

Water Savings	Complete the attainment of our 2025 water savings goal during fiscal 2023; the goal was to save over 10 billion liters of freshwater since the inception of the program in 2008.	Achieved	+5%

Carbon Reduction	Build required calculations for Green House Gases (GSG) business emissions reporting; implement required calculations for Scope 1 and 2 emissions reporting in our software platform by Dec. 31, 2023.	Achieved	+5%
The Committee reviewed the Company’s achievement against the ESG modifier performance goals for fiscal 2023 and determined that an increase of 20% of target performance incentive payments should be applied based on the achievement of each component of

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the ESG goals. As a result, the Committee determined payout for fiscal 2023 performance at 83%. The payments made to the NEOs under the AIP for 2023 are set forth in the table below:

Executive	FY2023 Base Salary	FY2023 AIP Target	FY2023 AIP Target	FY2023 AIP Performance Factor	FY2023 AIP Award

Scott H. Baxter	$1,250,000	150% of salary	$1,875,000	83%	$1,556,250
Joseph A. Alkire (1)	$700,000	75% of salary	$176,918	83%	$146,842
Thomas E. Waldron	$750,000	80% of salary	$600,000	83%	$498,000
Christopher M. Walden	$750,000	80% of salary	$600,000	83%	$498,000
Thomas L. Doerr, Jr.	$549,000	65% of salary	$356,850	83%	$296,186
Rustin E. Welton(2)	$673,000	75% of salary	$504,750	83%	$418,943
1.Mr. Alkire became Kontoor’s Executive Vice President and Chief Financial Officer effective August 31, 2023. His AIP target was prorated for the number of days of service during the fiscal year.
2.Mr. Welton retired as Executive Vice President and Chief Financial Officer, and as an executive officer of our company, effective August 31, 2023.
In the future, the Committee may set targets related to not only Company financial performance, but also Company non-financial performance goals, as well as individual, regional, business unit and similar performance goals.
Long-Term Incentive Awards
We provide equity incentive awards to our NEOs to support retention and focus on building long-term stockholder value through their future performance. In fiscal 2023, we provided the following forms of long-term incentive compensation to our NEOs:

Performance-Based RSUs—PRSUs are designed to align the interests of Kontoor executives with those of shareholders by encouraging the executives to enhance the value of Kontoor common stock and improve the performance of selected metrics. Earned shares vest and are issued at the end of the three-year performance cycle and range from 0% of target for below threshold performance to 225% of target for maximum performance. PRSUs are granted annually in overlapping performance cycles and serve as a tool to align pay and company performance and to retain our NEOs. Dividend equivalents are paid only on the shares actually earned and paid out. At the payout date, the cash value of dividend equivalents is converted into additional shares.
Time-Based RSUs—Align pay and company performance as reflected in our stock price, encourage retention of our NEOs’ and promote continued holding of company stock by our senior executives. RSUs awarded in fiscal 2023 vest over a three-year period in 33% installments at each anniversary of the grant date. Dividend equivalents are paid only on the shares actually vested and paid out. At the payout date, the cash value of dividend equivalents is converted into additional shares.

Fiscal 2023-2025 Performance-Based RSU Plan Awards

Performance Measure	Weight	Rationale

Revenue	40%	Aligns executive pay with the company’s strategy to generate sales growth
Adjusted EPS(1)	60%	Supports strong alignment with shareholder value creation
Relative Total Shareholder Return (rTSR) Modifier(2)	+/-25%	Further aligns executive pay to our shareholders interests
1.Adjusted earnings per share is our reported earnings per share for the year ended adjusted for restructuring and separation costs and other non-recurring expenses.

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2.rTSR Peer Group consists of the Apparel, Accessories, and Luxury Goods companies in our Industry Peer Group, as well as Apparel, Accessories, and Luxury Goods companies in the Russell 3000 Index: Canada Goose Holdings Inc., Capri Holdings Limited, Carter’s Inc., Columbia Sportswear Co., Ermenegildo Zegna N.V., Fossil Group, Inc., G-III Apparel Group, Ltd., Gildan Activewear Inc., Hanesbrands Inc., Levi Strauss & Co., Lululemon Athletica Inc., Movado Group, Inc., Oxford Industries, Inc., PLBY Group, Inc., PVH Corp., Ralph Lauren Corporation, Superior Group of Companies, Inc., Tapestry, Inc., Under Armor, Inc., V.F. Corporation.
Performance-Based Restricted Stock Units (60% of Annual LTI Awards)—In fiscal 2023, we awarded executives performance-based RSUs (“PRSUs”) under the Stock Plan. At the beginning of the 2023-2025 performance period, the Committee established the performance measures to be used, their weightings, and the levels of performance on those measures for the entire three-year performance period that will generate threshold, target, and maximum payouts. We use cumulative three-year performance to determine the number of 2023 PRSUs earned, because we believe a cumulative three-year performance goal focuses our NEOs on long-term performance goals. The number of performance shares delivered at the end of the three-year performance cycle may range from 0% of target for below threshold performance to 50% of target for threshold performance and up to 200% of target for maximum performance. When the performance threshold is met, payouts are determined on a linear interpolation basis for performance levels between threshold and target and between target and maximum.
The number of shares earned may be increased (not to exceed 225% of target) or decreased based on the achievement of rTSR performance against the companies in the rTSR Peer Group. At the end of the three-year performance period, the payout for each participant will be unaffected if Kontoor’s TSR is between the 25th and 75th percentile of TSR of the Peer Group companies over the period; increase in the amount of 25% of the participant’s target award if Kontoor’s TSR is greater than or equal to the 75th percentile of TSR of Peer Group companies over the period, or decrease in the amount of 25% of the participant’s target award if Kontoor’s TSR is equal to or below the 25th percentile of TSR of the Peer Group companies over the period.
Time-Based Restricted Stock Units (40% of Annual LTI Awards)—Executives were also awarded time-based restricted stock units (“RSUs”) under the Stock Plan in fiscal 2023. The RSUs consist of awards of the right to receive stock as determined by the Committee at the end of a specified restricted period, subject generally to continued employment. Dividend equivalents shall be paid or credited on RSUs, but any such dividend equivalents shall be subject to the same risk of forfeiture, other restrictions and deferral of settlement, if applicable, as apply to the underlying RSUs. The RSUs vest ratably in annual installments over three years.
The LTI target award amounts established by Kontoor for the NEOs for the 2023-2025 performance period are set forth below:

Name	FY2023 PRSUs Awarded(1)	FY2023 RSUs Awarded	Total Value FY2023 LTI Award(2)

Scott H. Baxter	$3,825,000	$2,550,000	$6,375,000
Joseph A. Alkire (3)	$382,500	$255,000	$637,500
Thomas E. Waldron	$1,032,000	$688,000	$1,720,000
Christopher M. Walden	$1,032,000	$688,000	$1,720,000
Thomas L. Doerr, Jr.	$336,000	$224,000	$560,000
Rustin E. Welton	$765,000	$510,000	$1,275,000
1.Represents the PRSUs to be awarded at target performance
2.The 2023 PRSU and RSU awards are set forth in the Grants of Plan-Based Awards table on page 51. The values attributable to RSUs, as set forth in this CD&A, were determined using an estimate of the 30-day average value of Kontoor’s common stock prior to the relevant grant date, which reflects the manner in which these awards were considered by the Committee when calculating the number of RSUs granted to each of our NEOs. This method differs from the grant date fair value, as determined for accounting purposes, which is the method used for purposes of reflecting the value of RSUs in the Stock Awards column of the Summary Compensation Table on page 49 and the Grant Date Fair Value of Stock and Option Awards column of the Grants of Plan-Based Awards Table on page 51.
3.The amount listed reflects Mr. Alkire’s annual award prorated by 50% based on his hire date of August 31, 2023.
As part of his offer to join Kontoor Brands, and to compensate for forfeited equity awards from a previous employer, Mr. Alkire was provided a sign-on equity award in the amount of $1.6 million at target performance. This award consisted 60% of performance-based RSUs and 40% of time-based RSUs. 50% of the time-based RSU award will vest on the first anniversary date of the grant and 50% will vest on the second anniversary date. The performance-based RSUs are associated with the fiscal year 2023-2025 LTI performance conditions.

Kontoor Brands, Inc.	44	2024 Proxy Statement

Fiscal 2021-2023 Performance-Based RSU Performance Goals and Results
Due to the lack of historical performance data as a stand-alone company and the higher risk of goal obsolescence associated with the establishment of multi-year performance goals following the Spin-Off, as well as the ongoing business disruption and uncertainty caused by the COVID-19 pandemic, the three-year performance cycle for the PRSUs granted in 2021 consisted of a one-year performance period for fiscal 2021, and a cumulative two-year performance period for fiscal 2022 and fiscal 2023. For award payout purposes, the results from the fiscal 2021 performance period were weighted at one-third, and the cumulative performance for fiscal 2022 and fiscal 2023 were weighted at two-thirds. Beginning with the fiscal 2022 award, we began using a cumulative three-year performance period for our PRSU grants.
For the 2021 period, performance was calculated at 200% of target as previously disclosed in our DEF 14A filed March 9, 2023. This result was weighted by one-third and calculated to a weighted performance payout of 66.7% for this component of the PRSUs granted in 2021. In 2022, the Committee established cumulative goals for the second and third year of the fiscal 2021-2023 performance cycle. Details of the performance goals and results are shown below:

		Performance Levels(1)			For the Two Fiscal Years Ended December 2023
(Dollars in thousands) Performance Metric	Metric Weighting	Threshold (50%)	Target (100%	Maximum (200%)	Result(2)	Performance Result(3)	Payout Percentage

Operating Cash Flow	40%	$590,000	$655,000	$720,000	$440,134	$440,134	—%
Adjusted EPS	60%	$9.05	$10.06	$11.05	$8.75	$9.10	52.4%
Weighted Average							31.4%
1.Performance achievement is interpolated between levels.
2.Non-GAAP Financial Information: The financial information above includes non-GAAP measures. See “Appendix B-Reconciliation of Adjusted Financial Measures” at the end of this document for a reconciliation of these adjusted measures.
3.When assessing performance, the Committee adjusts for certain preestablished items intended to focus results for payout purposes on those more reasonably within the control of participants and generally not significantly driven by one-time events or macroeconomic factors, including the effects of impairment charges, restructuring charges, unplanned impact of trade tariffs, other extraordinary items, regulatory changes, non-recurring items and required changes in accounting policies, and differences between actual foreign exchange rates and the foreign exchange rates used in Kontoor’s financial plan. For 2023, the Committee began with adjusted EPS, as reported in our earnings release, and further adjusted the results for extraordinary items related to a charge for duty expense related to prior period as disclosed in our fiscal year 2023 fourth quarter and full year earnings release, a $1.4 million non-recurring item related to advisory fees, as well as differences between actual foreign exchange rates and the foreign exchange rates used in Kontoor’s 2023 financial plan.
For the cumulative two-year performance period for fiscal 2022 and fiscal 2023, performance was calculated to be 31.4% of target performance. This result was weighted by two-thirds and therefore calculated to a weighted performance payout of 21.0% for this component of the PRSUs granted in 2021.
The number of PRSUs earned for the fiscal 2021 award could be increased or decreased based on Kontoor’s total shareholder return (“TSR”) relative to the companies in the Russell 3000 Index during the fiscal 2021-2023 performance period. The payout for each participant would be unaffected if Kontoor’s TSR was between the 25th and 75th percentiles of the Index companies; increased by 25% if Kontoor’s TSR was greater than or equal to the 75th percentile of the Index companies; or decreased by 25% if Kontoor’s TSR was equal to or below the 25th percentile of the Index companies. For the fiscal 2021-2023 performance period, Kontoor’s TSR relative to the Index companies was determined to be at the 76th percentile, resulting in a 25% increase in the number of PRSUs earned for the fiscal 2021 award.
Therefore, the Committee determined that the level of achievement for the PRSUs granted in fiscal 2021 was 112.7% of target, determined by adding the weighted achievement of the PRSU goals for fiscal 2021 (66.7%), and the weighted achievement of the goals for the fiscal 2022-2023 performance period (21.0%) and the relative TSR modifier (25%) as outlined in the table below.

Kontoor Brands, Inc.	45	2024 Proxy Statement

Performance Period	Payout

FY21	66.7%(1)
FY22 - FY23	21.0%(2)
Total Result of Financial Goals	87.7%
Relative TSR Modifier(3)	25.0%
Final FY21 - FY23 PRSU Payout	112.7%
1.FY21 performance was assessed at 200% of target and represents one-third of the three-year performance period (FY21-FY23)
2.FY22-FY23 performance was assessed at 31.4% and represents two-thirds of the three-year performance period (FY21-FY23)
3.For the fiscal 2021-2023 performance period, Kontoor’s beginning stock price was $37.95 and ending stock price was $58.43, reflecting 20-day average prices as of January 3, 2021, and December 30, 2023, respectively. Stock prices were adjusted for dividends paid during the performance period. This resulted in a TSR of 53.97% for Kontoor, which placed Kontoor at the 76.29th percentile of the Index companies.
Retirement and Other Benefits
The Committee believes that retirement and other benefits and perquisites are important components of competitive compensation packages necessary to attract and retain qualified, high caliber senior executives. The Committee reviews the amounts of such benefits and perquisites periodically along with other compensation components. However, such benefits do not affect the decisions the Committee makes regarding other compensation components, which are generally structured to achieve Kontoor’s short-term and long-term financial, strategic and operational objectives.
Executive Perquisites
All senior executives reporting to the CEO, including our NEOs, are eligible for executive physical exams and financial counseling. The cost of such physical exams and/or financial counseling is imputed income to the executive, for which a tax gross-up is provided. The costs of financial counseling for each year are capped at $10,900 per executive, except for the first year that an executive participates in this perquisite, which is capped at $13,450. The decision to offer this potential reimbursement was authorized by the Committee to support the physical and financial well-being of our NEOs. In addition, in 2023 the CEO was eligible for personal use of corporate aircraft up to a limit on the total aggregate cost of all trips of $150,000. In reviewing the limit on the amount personal aircraft use provided to Mr. Baxter, the Committee considered industry specific data and general industry data, as well as the location of our corporate headquarters in Greensboro, North Carolina relative to larger airport hubs. Additionally, this perquisite was reviewed by the Committee in conjunction with the positioning of Mr. Baxter’s target total direct compensation relative to the Peer Group median.
For additional details, including associated amounts for each NEO calculated in accordance with the SEC’s requirements, refer to footnotes relating to “All Other Compensation” included with the Summary Compensation Table starting on page 49.
401k Plan
During 2023, Kontoor’s U.S.-based senior executives, including the NEOs were permitted to participate in the Kontoor Brands 401(k) Savings Plan (the “401k Plan”). The 401k Plan is a broad-based tax-qualified defined contribution plan available to most U.S.-based employees of Kontoor.
Nonqualified Deferred Compensation
Kontoor’s U.S.-based senior executives, including the NEOs, are permitted to defer compensation and receive a limited amount of matching credits under the Kontoor Brands Executive Deferred Savings Plans. Each Kontoor NEO participates in the Kontoor Brands Executive Deferred Savings Plan II, while only Mr. Waldron participates in the Kontoor Brands Executive Deferred Savings Plan. These plans enable executives to save for retirement on a tax-deferred basis. Nonqualified deferred compensation is discussed in further detail within the supporting tables under the caption “2023 Nonqualified Deferred Compensation.”
Pension Benefits
Kontoor does not maintain a defined benefit pension plan.

Kontoor Brands, Inc.	46	2024 Proxy Statement

Employee Benefits
Kontoor provides a number of benefit plans to all eligible employees, including the NEOs. These benefits include programs such as medical, dental, vision, life insurance and short- and long-term disability coverage and a merchandise discount on most Kontoor products.
Change-in-Control Agreements
Kontoor has entered into Change-in-Control Agreements (the “Agreements”) with certain Kontoor senior executives, including the NEOs, that provide the executives with certain severance benefits in the event their employment with Kontoor is terminated under certain circumstances, as defined in the Agreements, subsequent to a change in control of Kontoor (i.e., “double-trigger” terminations). The Agreements are designed to reinforce and encourage the continued attention and dedication of such executives to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of Kontoor. Kontoor believes that change-in-control arrangements are an important component of a competitive compensation package necessary to attract and retain qualified senior executives. The Agreements are described and quantified below in the “Potential Payments Upon Change in Control, Retirement or Termination of Employment” section.
Under the terms of the Agreements, the executives would also be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock, restricted stock units and performance-based restricted stock units and continued life, medical and dental insurance, for specified periods after termination. Upon a change in control of Kontoor, Kontoor also will pay all reasonable legal fees and related expenses incurred by the executive as a result of the termination of his or her employment or in obtaining or enforcing any right or benefit provided by the Agreements.
Other Policies and Considerations
Retention and Special Awards
Retention equity awards may be made by the Committee from time to time to attract or retain key executives and are designed to promote long-term employment with Kontoor. Awards of restricted stock units for retention purposes under the Stock Plan are not part of regular annual compensation and are not treated as part of total direct compensation as discussed above. Other than the special sign-on compensation granted to Mr. Alkire in connection with his commencement of employment discussed above under “Long-Term Incentive Compensation Awards,” no special equity awards were granted to the NEOs in 2023.
Clawback Policy
During 2023, the Committee modified our policy for the recovery of cash and equity incentive compensation from officers and certain other employees (these are generally referred to as “recoupment” or “clawback” policies) in response to the SEC’s recently issued regulations and the implementing stock exchange listing standards. Under the policy as modified, if we are required to prepare a qualifying accounting restatement, then, unless an exception applies, we will recover reasonably promptly the excess of (1) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date we are required to prepare the accounting restatement over (2) the amount that would have been received had it been determined based on the restated financials. The policy also continues to provide that the Committee may require a covered employee to forfeit or return an equity-based incentive award or repay cash-based incentive compensation if Kontoor is required to prepare an accounting restatement as a result of the covered employee’s misconduct, if the covered employee engages in misconduct materially detrimental to Kontoor or if otherwise required by applicable laws, rules or regulations. The award agreements for performance-based restricted stock units, time-based restricted stock units, restricted stock awards and options under the Stock Plan include provisions respecting such recovery.
Anti-Hedging and Anti-Pledging Policies
The Committee has adopted a policy prohibiting Kontoor directors, executive officers named in this Proxy Statement and certain other executives from engaging in transactions in derivative securities (including puts, calls, collars, forward contracts, equity swaps, exchange funds and the like) relating to Kontoor securities, transactions “hedging” the risk of ownership of Kontoor securities and short sales of Kontoor securities. In addition, these individuals are prohibited from holding Kontoor securities in margin accounts or pledging Kontoor securities as collateral for loans.

Kontoor Brands, Inc.	47	2024 Proxy Statement

Tax and Accounting Implications
In designing our compensation and benefit programs, the Committee reviews and considers the accounting implications of its decisions, including the accounting treatment of awards paid to our executives.
Section 162(m) of the Code generally limits the deductibility by Kontoor for Federal income tax purposes of annual compensation in excess of $1 million paid to Kontoor’s covered employees, generally including the NEOs. The Committee has and will continue to review on a periodic basis the effect of Section 162(m) and may use its judgement to authorize payments that are in excess of the deduction limit when it believes such payments are appropriate.
Executive Stock Ownership Guidelines
It is Kontoor’s policy to require stock ownership by Kontoor senior management and directors. This policy closely aligns the interests of management with those of shareholders. Under the policy, senior executives are subject to share ownership guidelines that require them to accumulate and then retain shares of Kontoor common stock having a market value ranging from one to six times annual base salary, depending upon the position. The Chief Executive Officer and the other currently serving NEOs are required to accumulate Kontoor common stock having market values as follows:

Officer	Kontoor Common Stock Having a Market Value of

Chief Executive Officer	Six times annual base salary
Co-Chief Operating Officer and Global Brand President, Chief Financial Officer, General Counsel and Secretary	Three times annual base salary
Once achieved, the ownership of the guideline amount should be maintained for as long as the executive is subject to the guideline. Future declines in stock price will not affect compliance with the policy so long as the number of shares held at the time the required ownership level was achieved does not change.
Credit will be given for direct holdings by the executive or his or her spouse or dependent child, joint holdings by the executive and his or her spouse and/or dependent child and the 401(k) plan. Additionally, credit will be given to shares held in individual brokerage accounts or other custodial accounts or in trust for the benefit of the executive or his or her spouse and/or dependent children. No credit will be given for shares subject to unexercised options or SARs (whether vested or unvested) or shares subject to restricted stock, restricted stock units or similar awards that have not vested or been earned. Until a senior executive has met the targeted ownership level, he or she must retain shares equal to 50% of the after-exercise, after-tax value of all vested, earned or exercised equity awards settled in Kontoor common stock. As of December 30, 2023, all of the currently serving NEOs are in compliance with the retention requirements of the ownership guidelines and have either met or are making progress toward meeting the guidelines.
Talent and Compensation Committee Report
The Talent and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Committee’s independent compensation consultant. Based on the foregoing review and discussions, the Talent and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and Kontoor’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023.
Ashley D. Goldsmith, Chair
Robert M. Lynch
Andrew E. Page

Kontoor Brands, Inc.	48	2024 Proxy Statement

Summary Compensation Table for Fiscal 2023
The following table summarizes the compensation of our NEOs in fiscal 2023, 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change In Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total

Scott H. Baxter President, Chief Executive Officer and Chair of the Board	2023	$1,237,500	—	$6,843,613	—	$1,556,250	—	$303,698	$9,941,061
	2022	$1,175,000	—	$8,271,109	—	$1,566,000	—	$400,319	$11,412,428
	2021	$1,075,770	—	$5,682,517	—	$2,970,000	—	$251,583	$9,979,870

Joseph A. Alkire Executive Vice President and Chief Financial Officer(6)	2023	$234,231	$200,000	$2,350,228	—	$146,842	—	$239,476	$3,170,777
	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—

Thomas E. Waldron Executive Vice President, Co-Chief Operating Officer and Global Brand President – Wrangler	2023	$743,750	—	$1,846,434	—	$498,000	—	$98,277	$3,186,461
	2022	$681,250	—	$2,226,244	—	$504,600	—	$108,575	$3,520,669
	2021	$539,096	—	$1,318,164	—	$826,000	—	$77,587	$2,760,847

Christopher M. Waldeck Executive Vice President, Co-Chief Operating Officer and Global Brand President – Lee	2023	$743,750	—	$1,846,434	—	$498,000	—	$98,277	$3,186,461
	2022	$681,250	—	$2,226,244	—	$504,600	—	$108,248	$3,520,342
	2021	$539,097	—	$1,318,164	—	$826,000	—	$77,587	$2,760,848

Thomas L. Doerr, Jr. Executive Vice President, General Counsel & Secretary	2023	$544,250	—	$601,171	—	$296,186	—	$64,565	$1,506,172
	2022	$313,923	$200,000	$1,848,140	—	$299,715	—	$31,718	$2,693,496
	2021	—	—	—	—	—	—	—	—

Rustin E. Welton Former Executive Vice President and Chief Financial Officer(7)	2023	$667,250	—	$1,368,795	—	$418,943	—	$84,603	$2,539,591
	2022	$638,750	—	$1,791,733	—	$424,125	—	$111,985	$2,966,593
	2021	$591,673	—	$1,318,164	—	$908,000	—	$73,373	$2,891,210

1.Values in this column represent discretionary and/or sign-on bonuses paid to Mr. Alkire and Mr. Doerr.
2.The amounts shown in this column reflect the aggregate grant date fair value of the stock awards (RSUs and PRSUs) computed in accordance with FASB ASC Topic 718. The Company made certain updates to the amounts included in this column in respect of fiscal 2020 to reflect the grant date fair values of PRSUs, as determined in accordance with FASB ASC Topic 718. The valuation assumptions used are summarized in Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2023 (“Form 10-K”).
The grant date fair value of RSUs granted in 2023 is calculated using the closing price per share of Kontoor common stock on the date of grant ($48.39). The same methodology was also used to determine the grant date fair value of the RSUs granted in 2022 and 2021. The dollar amounts equal to the aggregate grant date fair value of RSUs granted in 2023 include for Mr. Baxter, $2,530,652 (52,297 RSUs that vest ratably in 2024, 2025 and 2026); for Mr. Alkire, $863,708 (5,504 RSUs that vest ratably in 2024, 2025 and 2026 and 13,814 RSUs that vest ratably in 2024 and 2025); for Mr. Waldron, $682,783 (14,110 RSUs that vest ratably in 2024, 2025, and 2026); for Mr. Waldeck, $682,783 (14,110 RSUs that vest ratably in 2024, 2025, and 2026); for Mr. Doerr, $222,304 (4,594 RSUs that vest ratably in

Kontoor Brands, Inc.	49	2024 Proxy Statement

2024, 2025 and 2026; and for Mr. Welton, $506,159 (10,460 RSUs that vest ratably in 2024, 2025, and 2026). Dividend equivalents accrue on these RSUs subject to the same vesting requirements as apply to the RSUs.
The grant date fair value of the PRSUs granted in 2023 was based on the closing share price on the grant date, April 1, 2023 ($48.39), and the probable outcome of the applicable performance goals. The financial performance goals for the PRSUs granted in 2023 relate to revenue and adjusted earnings per share over the 2023-2025 performance cycle and may result in actual payouts ranging from 0 to 200% of the targeted award. The PRSUs are also subject to a relative total shareholder return modifier covering the full three-year performance cycle, which may increase or decrease actual payouts under the PRSUs by plus or minus 25%.
As a result, actual payouts may range from 0 to 225% of the targeted award. The grant date fair value of the PRSUs attributable to the relative total shareholder return component is based on a Monte Carlo valuation as of the actual date of grant. Dividend equivalents are earned on PRSUs subject to the same performance-based vesting requirements as apply to PRSUs. The aggregate grant date fair value of PRSUs granted in 2023 were:
•for Mr. Baxter, $4,312,961 (consisting of $3,796,002 attributable to the revenue and adjusted earnings per share performance measures for the 2023-2025 cycle, and $516,959 attributable to relative total shareholder return for the 2023-2025 cycle);
•for Mr. Alkire, $1,486,520 (consisting of $1,295,562 attributable to the revenue and adjusted earnings per share performance measures for the 2023-2025 cycle, and $190,958 attributable to relative total shareholder return for the 2023-2025 cycle). The amounts shown for Mr. Alkire include amounts attributable to the PRSUs he received as part of his sign-on equity award when he joined our company in 2023 to compensate for forfeited equity awards from a previous employer. Mr. Alkire also received a pro-rated annual grant of PRSUs);
•for Mr. Waldron, $1,163,651 (consisting of $1,024,174 attributable to the revenue and adjusted earnings per share performance measures for the 2023-2025 cycle, and $139,477 attributable to relative total shareholder return for the 2023-2025 cycle);
•for Mr. Waldeck, $1,163,651 (consisting of $1,024,174 attributable to the revenue and adjusted earnings per share performance measures for the 2023-2025 cycle, and $139,477 attributable to relative total shareholder return for the 2023-2025 cycle);
•for Mr. Doerr, $378,867 (consisting of $333,455 attributable to the revenue and adjusted earnings per share performance measures for the 2023-2025 cycle, and $45,412 attributable to relative total shareholder return for the 2023-2025 cycle); and
•for Mr. Welton, $862,636 (consisting of $759,239 attributable to the revenue and adjusted earnings per share performance measures for the 2023-2025 cycle, and $103,397 attributable to relative total shareholder return for the 2023-2025 cycle).
Assuming achievement of the financial performance goals at the maximum level, the grant date fair value of such PRSU awards would have been as follows: Mr. Baxter, $9,057,964; Mr. Alkire, $3,105,972; Mr. Waldron, $2,443,870; Mr. Waldeck, $2,443,870; Mr. Doerr, $795,687; and Mr. Welton, $1,811,685.
For a discussion of the performance goals applicable to the PRSU awards, as well as vesting, forfeiture and other terms applicable to the PRSU and RSU awards, see “Compensation Discussion and Analysis” on pages 43-46.
3.    The amounts in this column for 2023 represent cash awards earned under the AIP. The payments for 2023 are expected to be made on or about March 8, 2024.
4.    Kontoor does not maintain a defined benefit pension or actuarial pension plan and therefore no amounts are reported in 2023, 2022, and 2021.
5.    The amounts for 2023 include matching contributions under the Kontoor Executive Deferred Savings Plan II (the “EDSP II”) as follows: Mr. Baxter, $147,630; Mr. Alkire, $4,251; Mr. Waldron, $54,642; Mr. Waldeck, $54,642; Mr. Doerr, $27,719; and Mr. Welton, $45,269. This amount also includes $19,800 in matching contributions under the 401(k) Plan for Mr. Baxter, Mr. Waldron, Mr. Waldeck, and Mr. Welton; $6,700 for Mr. Alkire; and $15,202 for Mr. Doerr.
For Mr. Baxter, this amount also includes the following: (1) $3,584 for an annual physical (which includes a tax gross up thereon in the amount of $1,584); (2) $19,533 for financial planning services (which includes a tax gross up thereon in the amount of $8,633); and (3) $113,150, as the incremental cost of personal use of our corporate aircraft. We calculated the incremental cost of the personal use of our corporate aircraft based on the variable operating costs to us, which include (i) fuel, (ii) supplies, (iii) crew travel expenses, (iv) aircraft communications, (v) outside services such as airport handling and parking, (vi) supplemental crew and (vii) a portion of the cost of a maintenance contract. Because our aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage. In reviewing the cap on the amount personal aircraft use provided to Mr. Baxter, the Committee considered industry specific data and general industry data, as well as the location of our corporate headquarters in Greensboro, North Carolina relative to larger airport hubs. Additionally, this perquisite was reviewed by the Committee in conjunction with the position of Mr. Baxter’s total target compensation relative to the industry per group median. For Mr. Alkire, this amount also includes $228,556 in connection with relocation (which includes a tax gross up thereon in the amount of $66,737). For Mr. Waldron, this amount also includes (1) $4,302 for an annual physical (which includes a tax gross up thereon in the amount of $1,902); and (2) $19,533 for financial planning services (which includes a tax gross up thereon in the amount of $8,633). For Mr. Waldeck, this amount includes the following: (1) $4,302 for an annual physical (which includes a tax gross up thereon in the amount of $1,902); and (2) $19,533 for financial planning services (which includes a tax gross up thereon in the amount of $8,633). For Mr. Doerr, this amount includes (1) $5,615 for an annual physical (which includes a tax gross up thereon in the amount of $1,665); and (2) $16,029 for financial planning services (which includes a tax gross up thereon in the amount of $5,129. For Mr. Welton, this amount also includes $19,533 for financial planning services (which includes a tax gross up thereon in the amount of $8,633).
6. Mr. Alkire became Kontoor’s Executive Vice President and Chief Financial Officer effective August 31, 2023.
7. Mr. Welton retired as Executive Vice President and Chief Executive Officer, and as an executive officer of our company, effective August 31, 2023.

Kontoor Brands, Inc.	50	2024 Proxy Statement

2023 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date(1)	Date of Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum

Scott H. Baxter			937,500	1,875,000	3,750,000
	4/1/23	2/20/23				39,223	78,446	176,504				4,312,961(4)
	4/1/23	2/20/23							52,297			2,530,652(5)
Joseph A. Alkire(6)			88,459	176,918	353,836
	9/15/23	7/28/23				14,489	28,977	65,198				1,486,520(7)
	9/15/23	7/28/23							19,318			863,708(8)
Thomas E. Waldron			300,000	600,000	1,200,000
	4/1/23	2/20/23				10,583	21,165	47,621				1,163,651(4)
	4/1/23	2/20/23							14,110			682,783(5)
Christopher M. Waldeck			300,000	600,000	1,200,000
	4/1/23	2/20/23				10,583	21,165	47,621				1,163,651(4)
	4/1/23	2/20/23							14,110			682,783(5)
Thomas L. Doerr, Jr.			178,425	356,850	713,700
	4/1/23	2/20/23				3,446	6,891	15,505				378,867(4)
	4/1/23	2/20/23							4,594			222,304(5)
Rustin E. Welton(9)			252,735	504,750	1,009,500
	4/1/23	2/20/23				7,845	15,690	35,303				862,636(4)
	4/1/23	2/20/23							10,460			506,159(5)
1.All equity awards are granted under the Stock Plan.
2.The amounts in these columns represent the threshold, target and maximum annual incentive awards under the AIP, as described above in the “Compensation Discussion and Analysis” on pages 41-42. Depending upon the level of achievement of each of the specified performance goals, annual cash awards could range from 0% to 200% of the targeted incentive opportunity for each AIP participant.
3.The amounts in these columns represent the threshold, target and maximum PRSU awards for the three-year performance cycle January 1, 2023–January 3, 2026. Depending on the average level of achievement of certain performance goals during the three years of the performance cycle, payouts of awards could range up to a maximum of 200% of the target award, and potentially plus or minus an additional 25% of the target award depending on Kontoor’s TSR as compared to the TSR of the identified 19 industry-relevant companies over the performance cycle. Awards are shown at a target payout level of 100% in the table above. For a discussion of the performance goals applicable to the PRSU awards, as well as vesting, forfeiture and other terms, see “Compensation Discussion and Analysis” on pages 43-44.
4.In February 2023, the Talent and Compensation Committee approved the following PRSU awards for the three-year performance cycle January 1, 2023–January 3, 2026: Mr. Baxter 78,446 PRSUs; Mr. Waldron 21,165 PRSUs; Mr. Waldeck 21,165 PRSUs; Mr. Doerr 6,891 PRSUs; and Mr. Welton 15,690 PRSUs. The grant date fair value attributable the financial performance goals applicable to these awards and the relative total shareholder return component of these awards is set forth in the table above. The methodology to determine grant date fair value is described in Footnote 2 of the Summary Compensation Table.
5.In February 2023, the Talent and Compensation Committee approved the following RSU awards that each vest ratably in 2024, 2025 and 2026: Mr. Baxter 52,297 RSUs; Mr. Waldron 14,110 RSUs; Mr. Waldeck 14,110 RSUs; Mr. Doerr 4,594 RSUs; and Mr. Welton 10,460 RSUs. The grant date of these awards was April 1, 2023. The aggregate fair value of the RSUs was computed in accordance with FASB ASC Topic 718 and was calculated by multiplying the closing price of Kontoor common stock on the date of grant ($48.39) by the number of RSUs granted. See Footnote 2 to the Summary Compensation Table. The assumptions used are summarized in Note 17 to our audited financial statements included in our Form 10-K.
6.Mr. Alkire became Kontoor’s Executive Vice President and Chief Financial Officer effective August 31, 2023.
7.In July 2023, the Talent and Compensation Committee approved a target pro-rated annual award of 8,256 PRSUs relating to the three-year performance cycle January 1, 2023 – January 3, 2026, as well as a sign-on target award of 20,721 PRSUs for the same performance cycle.
8.In July 2023, the Talent and Compensation Committee approved the following RSU awards: Mr. Alkire 5,504 PRSUs that vest ratably in 2024, 2025, and 2026; 13,814 RSUs granted that vest 50% on the first anniversary of the grant and vest 50% on the second anniversary of the grant. The grant date of these awards was September 15, 2023. The aggregate fair value of the RSUs was computed in accordance with FASB ASC Topic 718 and was calculated by multiplying the closing price of Kontoor common stock on the date of grant ($44.71) by the number of RSUs granted. See Footnote 2 of the Summary Compensation Table. The assumptions used are summarized in Note 17 to our audited financial statements included in our Form 10-K.
9.Mr. Welton retired as Executive Vice President and Chief Financial Officer, and as an executive officer of our company, effective August 31, 2023.

Kontoor Brands, Inc.	51	2024 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2023

		Option Awards(1)(2)			Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares, or Units of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Stock That Have Not Vested(3)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5)

Scott H. Baxter	2/18/15	114,966	$31.07	2/17/25
	2/23/16	135,424	$25.27	2/22/26
	2/22/17	184,403	$22.04	2/21/27
	2/21/18	119,160	$30.84	2/20/28
	4/01/21				13,983(6)	$872,799
	4/01/22				38,728(7)	$2,417,425
	4/01/23				53,934(8)	$3,366,560
	4/01/21				68,407(9)	$4,269,946
	4/01/22						40,260(10)	$2,512,918
	4/01/23						78,446(11)	$4,896,599
Joseph A. Alkire	9/15/23				5,551(8)	$346,484
	9/15/23				13,932(14)	$869,608
	9/15/23						8,256(11)	$515,340
	9/15/23						20,721(11)	$1,293,405
Thomas E. Waldron	4/01/21				3,107(6)	$193,963
	4/01/22				11,103(7)	$693,019
	4/01/23				14,552(8)	$908,318
	4/01/21				15,201(9)	$948,868
	4/01/22						11,542(10)	$720,420
	4/01/23						21,165(11)	$1,321,119
Christopher M. Waldeck	4/01/21				3,107(6)	$193,963
	4/01/22				11,103(7)	$693,019
	4/01/23				14,552(8)	$908,318
	4/01/21				15,201(9)	$948,868
	4/01/22						11,542(10)	$720,420
	4/01/23						21,165(11)	$1,321,119
Thomas L. Doerr, Jr.	7/15/22				3,411(7)	$212,924
	7/15/22				7,920(12)	$494,380
	4/01/23				4,738(8)	$295,734
	7/15/22				13,121(9)	$818,996
	7/15/22						3,597(10)	$224,525
	7/15/22						5,567(13)	$347,492
	4/01/23						6,891(11)	$430,136

Kontoor Brands, Inc.	52	2024 Proxy Statement

		Option Awards(1)(2)			Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares, or Units of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Stock That Have Not Vested(3)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5)

Rustin E. Welton(15)	4/01/21				3,107(6)	$193,963
	4/01/22				8,229(7)	$513,667
	4/01/23				10,787(8)	$673,353
	4/01/21				15,201(9)	$948,868
	4/01/22						8,556(10)	$534,034
	4/01/23						15,690(11)	$979,370
1.Awards granted prior to the Spin-Off are shown on an as converted to Kontoor basis.
2.All options are non-qualified stock options awarded under the VF Stock Plan prior to the Spin-Off, which were converted to Kontoor options in the Spin-Off. Each option vests and becomes exercisable in 33 1/3% increments on the first, second and third anniversaries of the date of grant, subject to continued employment. Options generally become fully vested and exercisable upon the executive’s death or termination of the executive’s employment due to disability or in the event of certain terminations following a change in control of Kontoor. All options have a ten-year term but, in the event of certain terminations of the optionee’s employment, the options generally expire on an accelerated basis, as follows: 36 months after retirement, death or termination due to disability; at the end of the period severance payments are made (if any) in the case of involuntary termination; and at the time of any voluntary termination.
3.For all RSUs granted, dividends are reinvested at the dividend payment date in additional shares that are subject to the same vesting and other restrictions as the original award. The amounts in this column include accumulated dividend equivalents and accrued dividends as of that date.
4.The market value of restricted awards reported in this column was computed by multiplying $62.42, the closing market price of Kontoor’s common stock at December 30, 2023, by the number of shares or units of stock awarded. For RSUs, the amount also includes the value of accumulated dividend equivalents and accrued dividends as of that date.
5.As further discussed in Footnotes 10 and 11 below, the number of shares or units and values in these columns assume an achievement level at the threshold level of 50% of target , or 100% of target, as applicable. The final level of achievement for the awards in these columns may differ. The market value of PRSUs was calculated by multiplying the applicable percentage of the target number of PRSUs awarded (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares) by $62.42, the closing market price of Kontoor’s common stock at December 30, 2023. For a discussion of vesting, forfeiture, and other terms applicable to the PRSUs, see the “Compensation Discussion and Analysis” on pages 43-45.
6.The number represents the number of RSUs that were awarded under the Stock Plan in 2021 to the following NEOs: Mr. Baxter 37,461 RSUs; Mr. Waldron 8,325 RSUs; Mr. Waldeck 8,325 RSUs; and Mr. Welton 8,325 RSUs. RSUs vest ratably over three years and will fully vest in 2024, provided that the NEO remains an employee of Kontoor.
7.The number represents the number of RSUs that were awarded under the Stock Plan in 2022 to the following NEOS: Mr. Baxter 53,680; Mr. Waldron 15,389 RSUs; Mr. Waldeck 15,389 RSUs; Mr. Doerr 4,796 RSUs; and Mr. Welton 11,407 RSUs. RSUs vest ratably over three years and will fully vest in 2025, provided that the NEO remains an employee of Kontoor.
8.The number represents the number of RSUs that were awarded under the Stock Plan in 2023 to the following NEOs: Mr. Baxter 52,297 RSUs; Mr. Alkire 5,504 RSUs; Mr. Waldron 14,810 RSUs; Mr. Waldeck 14,810 RSUs; Mr. Doerr 4,594 RSUs; and Mr. Welton 10,460 RSUs. RSUs vest ratably over three years and will fully vest in 2025, provided that the NEO remains an employee of Kontoor.
9.The number represents the number of Kontoor PRSUs that were earned in 2021 for the three-year performance cycle ending December 30, 2023 based on achievement at 112.7% of target (rounded to the nearest whole number of shares), which was the actual level of achievement for the performance cycle, plus additional PRSUs representing the accumulated dividend equivalents accrued over the period from the grant date through December 30, 2023.
10.The number represents the number of Kontoor PRSUs that were awarded in 2022 for the three-year performance cycle ending December 28, 2024 multiplied by achievement at the threshold performance level of 50% of target (rounded to the nearest whole number of shares) because performance through December 30, 2023 was trending below threshold. The amounts reflected above are not necessarily indicative of future payouts for the PRSUs, which are not now known, but will ultimately be determined based on our actual performance through the entire three-year performance cycle (and which may be higher or lower than the threshold payout level).
11.The number represents the number of Kontoor PRSUs that were awarded in 2023 for the three-year performance cycle ending January 3, 2026 multiplied by achievement at a level of 100% of target (rounded to the nearest whole number of shares). The amounts reflected above are not necessarily indicative of future payouts for the PRSUs, which are not now known but will ultimately be determined based on our actual performance through the entire three-year performance cycle (and which may be higher or lower than the 200% payout level).
12.The number represents the number of RSUs that were awarded under the Stock Plan in 2022 to Mr. Doerr: 14,845 RSUs which will vest 50% upon the first anniversary of the grant and will vest 50% upon the second anniversary of the grant, provided that Mr. Doerr remains an employee of Kontoor.
13.The number represents the target number of Kontoor PRSUs that were awarded in 2022 as a sign-on award, 50% of which related to the 2022- 2024 performance cycle and 50% of which relate to the 2021-2023 performance cycle. The amounts reflected above are not necessarily indicative of future payouts for the PRSUs, which are not now known but will ultimately be determined based on our actual performance through the entire three-year performance cycle (and which may be higher or lower than the 200% payout level).
14.The number represents the number of RSUs that were awarded under the Stock Plan in 2023 to Mr. Alkire: 13,814 RSUs which will vest 50% upon the first anniversary of the grant and will vest 50% upon the second anniversary of the grant, provided that Mr. Alkire remains an employee of Kontoor.
15.Mr. Welton retired as Executive Vice President and Chief Financial Officer, and as an executive officer of our company, effective August 31, 2023.

Kontoor Brands, Inc.	53	2024 Proxy Statement

Stock Options
In connection with the Spin-Off, all VF options held by Kontoor executives were converted into options of Kontoor (the “Replacement Options”). The Replacement Options are generally subject to the same terms and conditions (including vesting) as applicable to the corresponding VF option immediately prior to the Spin-Off, with equitable adjustments being made to the number of shares of Kontoor common stock subject to the option and exercise price. The Replacement Options are non-qualified stock options granted under the Stock Plan that vest ratably over three years. For additional information on vesting upon specified termination events or a change in control, see “Potential Payments Upon Change in Control, Retirement or Termination of Employment.”
2023 Option Exercises and Stock Vested
The following table provides information for our NEOs regarding stock option exercises and stock award vesting during fiscal 2023.

	Option Awards(1)		Stock Awards(1)(2)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Scott H. Baxter	—	—	122,070	$5,570,090
Joseph A. Alkire	—	—	—	—
Thomas E. Waldron	73,575	$1,717,151	29,428	$1,344,717
Christopher M. Waldeck	41,495	$956,206	29,428	$1,344,717
Thomas L. Doerr, Jr	—	—	9,440	$369,685
Rustin E. Welton(3)	73,692	$1,720,914	28,035	$1,277,904
1.The options and stock awards listed include awards that were exercised and/or vested in 2023. The awards include grants by VF prior to the Spin-Off. To the extent a VF award was converted into a Kontoor award, it is presented above on an as converted basis and reflects application of the Spin-Off conversion ratio of 2.425563. See the “Compensation Discussion and Analysis” on page 54 for a discussion of the treatment of VF awards in the Spin-Off.
2.These columns report the number and value of vested RSU awards, including accrued dividends and dividend equivalents. The aggregate dollar amount reported as vested was computed by multiplying the number of RSUs by the fair market value of the underlying shares on the vesting date (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares). No amounts reported in these columns were deferred by the executive officers. The fair market value is defined under the Stock Plan to be the average of the high and low price of Kontoor common stock on the applicable date.
3.Mr. Welton retired as Executive Vice President and Chief Financial Officer, and as an executive officer of our company, effective August 31, 2023.

Kontoor Brands, Inc.	54	2024 Proxy Statement

2023 Nonqualified Deferred Compensation
Kontoor provides its senior executives, including our NEOs, with the opportunity to defer compensation under the Kontoor Brands Executive Deferred Savings Plan (the “EDSP”) and the Executive Deferred Savings Plan II (the “EDSP II”). While all of our NEOs participate in the EDSP II, only Mr. Waldron participates in the EDSP. No NEO made any contributions to, and Kontoor did not make any contributions to, any account under the EDSP in 2023.
The terms of the EDSP II permit an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual cash compensation in excess of the IRS annual compensation limit for 401(k) Plan contributions (but not more than 50% of the executive’s annual salary and 75% of the executive’s annual cash incentive payment). A participating executive’s account is also credited with matching credits equal to 100% on the first 6% of annual compensation deferred by the executive for the year. Earnings below the IRS annual compensation limit are eligible for contributions to the 401(k) Plan. The 401(k) Plan is a broad-based tax-qualified defined contribution plan for most U.S. employees of Kontoor. A participant is credited with matching contributions equal to 100% on the first 6% of the annual compensation contributed by the participant, up to the IRS annual compensation limit.
Accounts deferred are payable in either a lump sum or in up to ten annual installments following termination of employment, as elected by the executive at the time of deferral. Prior to termination of employment, an executive may receive a distribution of the executive’s deferred account upon an unexpected financial hardship.
Accounts under the EDSP and EDSP II are credited with earnings and losses based on certain hypothetical investments selected by the executive. The hypothetical investment alternatives available to executives include various funds. Executives may change such hypothetical investment elections on a daily basis (although Kontoor generally restricts its senior officers from changing their hypothetical investment elections with respect to the Kontoor common stock fund).
The following table provides information with respect to each plan that provides for nonqualified deferred compensation in which our NEOs participate. For 2023, each of our NEOs participated in the EDSP II, and Mr. Waldron participated in the EDSP.

Name	Plan	Executive Contribution in Last FY(1)	Kontoor Contribution in Last FY(2)	Aggregate Earning in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 30, 2023(4)

Scott H. Baxter	EDSP II	$1,257,404	$147,630	$1,411,894	$0	$10,838,232
Joseph A. Alkire	EDSP II	$11,308	$4,251	$1,110	$0	$16,669
Thomas E. Waldron	EDSP II	$74,843	$54,642	$471,099	$0	$2,982,499
	EDSP	$0	$0	$81,266	$0	$459,446
Christopher M. Waldeck	EDSP II	$95,027	$54,462	$125,746	$0	$688,225
Thomas L. Doerr, Jr.	EDSP II	$32,611	$27,719	$11,619	$0	$100,393
Rustin E. Welton(5)	EDSP II	$65,429	$45,269	$228,938	$0	$1,748,904
1.Amounts reported in this column are included as salary and non-equity incentive compensation in the Summary Compensation Table. The type of compensation permitted to be deferred is cash compensation.
2.Amounts reported in this column are included as All Other Compensation in the Summary Compensation Table. The matching contribution for qualified executives is 100% on the first 6% of compensation deferred by the NEO under the EDSP II (for compensation in excess of the 401k compensation limit, which was $330,000 in 2023).
3.This column includes earnings and (losses) on deferred compensation balances. Such amounts are not “above-market” or “preferential” and therefore are not reported as compensation in the Summary Compensation Table.
4.This column reflects the aggregate of salary and non-equity incentive awards deferred by each NEO during his or her career with Kontoor (and VF prior to the Spin-Off) plus the aggregate amount of contributions by Kontoor (and VF prior to the Spin-Off) and the investment earnings thereon. Amounts deferred each year by the NEOs have been reported in the Summary Compensation Table in the year earned.
5.Mr. Welton retired as Executive Vice President and Chief Financial Officer, and as an executive officer of our company, effective August 31, 2023.

Kontoor Brands, Inc.	55	2024 Proxy Statement

Potential Payments Upon Change in Control, Retirement or Termination of Employment
The following section describes payments that would have been made to each of our NEOs and related benefits as a result of their termination of employment with Kontoor due to (i) a termination of service in the event of a change in control of Kontoor, (ii) the executive’s retirement, (iii) the executive’s death or disability; (iv) a termination by Kontoor without “cause,” (v) a termination by Kontoor with “cause,” or (vi) the executive’s resignation, assuming these events occurred on December 30, 2023.
The descriptions below do not include the following amounts that the executives also would have received in all termination scenarios:
a.the aggregate balance disclosed in the Nonqualified Deferred Compensation table above;
b.the value of the executive’s vested “in-the-money” unexercised stock options; the executive would be able to realize such value by exercise of the options prior to any termination, or during the exercise period that is available following termination unless the executive is terminated by Kontoor without “cause” with no severance, the executive resigns for a reason other than retirement or the executive is terminated by Kontoor with “cause”; or
c.in the case of death, disability, retirement or certain other scenarios in Kontoor’s discretion, the executive’s portion of the AIP payment for the year ended, as disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.
Our NEOs do not have employment contracts with Kontoor; all of their potential payments outlined below are defined in benefit plan documents described in this Proxy Statement. As described below under “Payments Upon Retirement,” as a result of retirement, executives do not receive enhanced benefits other than under the terms of certain equity awards, pursuant to which an executive who retires would not forfeit his awards due to retirement.
Treatment of Equity Awards Upon Change in Control, Retirement or Termination of Employment
Performance-Based Restricted Stock Units. PRSUs are forfeitable upon an executive’s termination of employment prior to the end of a performance cycle, except for the following:
i.the award will be settled to the extent actually earned in the event of death or disability,
ii.the award will be settled to the extent actually earned in the event of retirement, provided that a year has passed between the grant date and retirement date,
iii.the award will be settled for that pro-rated portion that would have been actually earned in the event of a termination of the executive’s employment by Kontoor without cause prior to a change in control, with pro-ration based on the part of the performance period in which the executive remained employed plus any period during which salary-related severance payments are made, provided that a year has passed between the grant date and termination date, and
iv.the award will be settled using the average of the performance achieved for the completed year(s) in the performance cycle if greater than 100% (i.e., the performance required to earn at least target PRSUs) or, if such average is less than 100%, the average of the actual performance for the completed year(s) in such performance cycle, with years not yet complete being deemed to be 100% of target performance, in the event of a termination by Kontoor without cause or by the executive for good reason at or after a change of control of Kontoor. The executives’ Change in Control Agreements described below also provide for PRSUs becoming fully vested upon an executive’s qualifying termination of employment following a change in control of Kontoor.
Restricted Stock Units. RSUs are generally forfeitable upon an executive’s termination of employment to the extent not vested, except for the following:
i.the award will immediately vest in full, without proration, in the event of death or disability,
ii.the award will vest in full, without proration, at the stated vesting date(s), in the event of retirement, and
iii.a pro rata portion of the award will vest at the next stated vesting date upon termination by Kontoor without cause.
RSUs will be forfeited and terminate immediately upon an executive’s termination of employment for any reason if termination occurs prior to the first anniversary of the grant date. In accordance with the executives’ Change-in-Control Agreements described below, upon an executive’s qualifying termination of employment following a change in control of Kontoor, RSUs become fully vested.

Kontoor Brands, Inc.	56	2024 Proxy Statement

Stock Options. Replacement Options are exercisable only so long as the option holder remains an employee of Kontoor or its subsidiaries, except that, subject to earlier expiration of the option term, and to the specific terms and conditions contained in the Stock Plan, options generally remain exercisable for the period severance payments are made (if any) in the case of involuntary termination of employment and for 36 months after death, retirement or termination of employment due to disability. These options are generally forfeitable upon executive’s termination of employment to the extent not vested, except that upon termination of employment due to death or disability, any unvested portion of the option will vest and become exercisable in full. Upon termination due to retirement, any portion of the option that would not have vested before the expiration of the 36-month exercise period following termination will be forfeited, and upon involuntary termination where severance is paid, any portion of the option that would not have vested before the expiration of the severance payment installments will be forfeited.
In addition, in accordance with the executives’ Change-in-Control Agreements described below, upon an executive’s qualifying termination of employment following a change in control of Kontoor, vesting of the options is accelerated and all of the options held by the executive become fully exercisable.
Potential Payments Upon a Change in Control of Kontoor
Kontoor has entered into Change-in-Control Agreements (the “Change-in-Control Agreements”) with each of the NEOs. The Change-in-Control Agreements provide severance benefits to each of the NEOs only if his or her employment is terminated by Kontoor without cause or for good reason by any of the NEOs within the 24-month period after a change in control of Kontoor. The Change-in-Control Agreements have a term of two years with automatic 12-month extensions. The Change-in-Control Agreements may be terminated by Kontoor, unless Kontoor has actual knowledge of an event or transaction that if consummated would constitute a change in control of Kontoor and, if a change in control has occurred, the Change-in-Control Agreements may not be terminated until two years after the change in control.
Generally, severance benefits payable to our NEOs include a lump-sum payment of an amount equal to 2.99 times the sum of the executive’s highest annual salary within the year preceding termination plus the highest amount of annual cash incentive awarded to the executive during the three fiscal years prior to the date on which the executive’s employment is terminated following a change in control of Kontoor (but not less than the target annual cash incentive for the year of termination). Under the terms of the Change-in-Control Agreements, upon a qualifying termination, the executives would also be entitled to supplemental benefits, such as payment of a pro rata portion of non-equity incentive compensation, accelerated vesting of stock options, accelerated lapse of restrictions on RSUs, continued life, medical and dental insurance for specified periods after termination, entitlements under retirement plans and a lump-sum retirement related payment. In the case of PRSUs, the PRSUs would be deemed earned based on the actual performance achieved through the date of termination projected for the entire performance cycle (except if performance in completed years is below-target, the uncompleted years are projected at target), and such PRSUs would vest in full (without pro-ration).
The total payments to be made to an executive in the event of termination of employment upon a change in control of Kontoor potentially could exceed the level of “parachute payments” (as that term is defined in the Code) that would trigger the “golden parachute excise tax,” which could result in imposition of excise taxes on the executive and loss of tax deductibility for Kontoor. However, if the parachute payments exceed the maximum amount that could be paid to the executive without giving rise to an excise tax, then the parachute payments will be reduced to just below that amount which would trigger the excise tax if such reduction would result in the NEO receiving an equal or greater after-tax benefit than he or she would receive if the full separation benefits were paid.

Kontoor Brands, Inc.	57	2024 Proxy Statement

The following table shows the payments to which each of our NEOs would be entitled in connection with their termination of employment by Kontoor without cause or by the executive for good reason following a change in control of Kontoor, assuming the triggering event occurred on December 30, 2023:

Name	Severance Amount	Bonus	Unvested RSU and PRSU Awards	Unvested Stock Options	Estimated Value of Benefit Continuation	Total

Scott H. Baxter	$12,617,800	$1,875,000	$20,852,788	$0	$55,129	$35,400,717
Joseph A. Alkire	$3,662,750	$525,000	$3,024,836	$0	$55,129	$7,267,715
Thomas E. Waldron	$4,712,240	$600,000	$5,506,896	$0	$55,129	$10,874,265
Christopher M. Waldeck	$4,712,240	$600,000	$5,506,896	$0	$92,976	$10,912,112
Thomas L. Doerr, Jr.	$2,708,492	$356,850	$3,396,594	$0	$92,075	$6,554,011
Rustin E. Welton	$4,727,190	$504,750	$4,378,057	$0	$92,866	$9,702,863
Payments Upon Retirement
Mr. Baxter, Mr. Waldron and Mr. Waldeck are our only NEOs who were eligible based on age and years of service for regular or early retirement at December 30, 2023. Retirement would not result in any enhanced benefits, except that, under the terms of certain equity awards, an executive who is eligible for retirement would not forfeit his awards due to retirement. In the case of stock options, the options will continue to vest and become exercisable for thirty-six months following retirement (or the option’s termination date, if earlier). For RSUs, the awards will continue to vest following retirement at the stated vesting dates, without proration in the case of regular retirement or on a pro rata basis in the case of early retirement, so long as termination occurs on a date that is more than one year following the grant date. Under our PRSUs, upon a NEO’s retirement, the senior executive is entitled to settlement of the total number of PRSUs actually earned for the performance cycle also without proration in the case of regular retirement or on a pro rata basis in the case of early retirement.
At December 30, 2023 the estimated value of all unexercisable options, unvested RSUs, unvested PRSUs and unvested restricted stock, assuming the NEO had terminated employment due to retirement is as follows:

Name	Unvested RSU Awards	Unvested PRSU Awards(1)	Unvested Stock Options	Total

Scott H. Baxter	$3,290,224	$9,299,395	$0	$12,589,619
Thomas E. Waldron	$886,982	$2,390,477	$0	$3,277,459
Christopher M. Waldeck	$504,144(2)	$1,909,756(2)	$0	$2,413,900
1.Under the PRSUs, upon retirement at December 30, 2023, PRSUs earnable for the 2022-2024 cycle would not be forfeited but would remain fully subject to the performance requirements, so that the PRSUs would only be earned upon completion of the performance periods and only to the extent performance goals were actually achieved over the performance period. Therefore, the value shown is at target because actual values cannot be calculated until the conclusion of the performance cycle. The PRSUs earnable for the 2023-2025 cycle would have been forfeited in the event that the NEO had retired on December 30, 2023, because as of that date, they would not have been outstanding for at least one year following the grant date.
2.Reflects only pro rata vesting of RSUs and PRSUs granted in 2022.
As previously disclosed, Mr. Welton retired as Executive Vice President and Chief Financial Officer, and as an executive officer of our company, effective August 31, 2023. His employment in an advisory capacity is expected to continue through June 2024, during which time he will continue to receive his base salary, vesting credit and other benefits, but he did not receive any accelerated or enhanced payments or other benefits in connection with the cessation of his service as an executive officer, nor is he expected to receive any accelerated or enhanced payments or benefits in connection with his cessation of employment.

Kontoor Brands, Inc.	58	2024 Proxy Statement

Payments Upon Termination Due to Death or Disability
Termination due to death or disability would not result in any enhanced benefits, but under the terms of certain equity awards, an executive would not forfeit his awards due to death or disability terminations. To the extent one year has passed since the grant date, RSUs vest in full without proration upon termination due to death or disability. Participants with PRSUs will receive the total number of PRSUs actually earned upon a termination for death or disability. Options generally fully vest upon termination due to death or disability and are exercisable for thirty-six months following such termination date. The following table shows the estimated value of all unvested restricted stock or RSUs, unvested PRSUs and unexercisable options on December 30, 2023, assuming the executive had terminated employment due to death or disability:

Name	Unvested RSU Awards	Unvested PRSU Awards(1)	Unvested Stock Options	Total

Scott H. Baxter	$3,290,224	$14,195,995	$0	$17,486,219
Joseph A. Alkire(2)	$0	$1,808,744	$0	$1,808,744
Thomas E. Waldron	$886,982	$3,711,596	$0	$4,598,578
Christopher M. Waldeck	$886,982	$3,711,596	$0	$4,598,578
Thomas L. Doerr, Jr.	$707,304	$2,393,556	$0	$3,100,860
Rustin E. Welton(3)	$707,630	$2,999,602	$0	$3,707,232
1.Under our PRSUs, upon death or disability, PRSUs earnable for the incomplete cycles (2022-2024 and 2023-2025) would not be forfeited but would remain fully subject to the performance requirements, so that PRSUs would only be earned upon completion of the performance periods and only to the extent performance goals were actually achieved over the performance period. Therefore, the value shown is at target because actual values cannot be calculated until the conclusion of the performance cycle.
2.Mr. Alkire became Kontoor’s Executive Vice President and Chief Financial Officer effective August 31, 2023.
3.Mr. Welton retired as Executive Vice President and Chief Financial Officer, and as an executive officer of our company, effective August 31, 2023.
Payments Upon Termination Without Cause
In the event of a termination by Kontoor without “cause” prior to a change in control, if the executive has been an active participant for at least 12 months in a performance cycle, the executive would be eligible to receive a pro rata portion of the total number of PRSUs based on actual performance for the full performance cycle, with pro-ration based on the part of the cycle in which the executive remained employed plus the period, if any, during which salary-related severance payments are made. To the extent one year has passed since the grant date, a prorated portion of Kontoor RSUs would also vest. The NEOs have no rights to severance pay in the event of a termination by Kontoor without “cause” prior to a change in control. Amounts that would be paid in respect of PRSUs and RSUs are as follows:

Name	Unvested RSU Awards	Unvested PRSU Awards	Unvested Stock Options	Total

Scott H. Baxter	$3,290,224	$9,299,395	$0	$12,589,619
Joseph A. Alkire(1)	$0	$0	$0	$0
Thomas E. Waldron	$886,982	$2,390,477	$0	$3,277,459
Christopher M. Waldeck	$681,649	$1,909,756	$0	$2,591,405
Thomas L. Doerr, Jr.	$489,879	$1,581,725	$0	$2,071,604
Rustin E. Welton(2)	$551,170	$1,663,883	$0	$2,215,053
1.Mr. Alkire became Kontoor’s Executive Vice President and Chief Financial Officer effective August 31, 2023.
2.Mr. Welton retired as Executive Vice President and Chief Financial Officer, and as an executive officer of our company, effective August 31, 2023.

Kontoor Brands, Inc.	59	2024 Proxy Statement

Payments Upon Termination for Cause or Resignation
In the event of a termination for “cause” or resignation not qualifying as retirement, each NEO would receive no additional compensation and any outstanding equity awards would be forfeited.
Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year(1) (a)	Summary Compensation Table Total for PEO(5) (b)	Compensation Actually Paid to PEO(3) (c)	Average Summary CompensationTable Total for Non-PEO NEOs(5) (d)	Average CompensationActually Paid to Non-PEO NEOs(3) (e)	KTB Total Shareholder Return (f)	S&P 1500 Apparel Retail Index Total Shareholder Return(2) (g)	KTB GAAP Net Income ($) (h)	KTB Adjusted EPS(4) (i)

2023	$9,941,061	$18,546,137	$2,717,892	$4,536,644	$169.98	$161.65	$230,994,000	$4.26
2022	$11,412,428	$10,073,865	$3,175,275	$3,019,955	$104.55	$130.00	$245,493,000	$4.49
2021	$9,979,870	$15,136,974	$2,375,813	$2,968,532	$127.77	$131.74	$195,423,000	$4.28
2020	$6,222,014	$5,245,625	$1,742,947	$1,477,039	$98.08	$112.02	$67,923,000	$2.61
1.Our Chief Executive Officer, Scott H. Baxter, served as our Principal Executive Officer (“PEO”) in 2023, 2022, 2021 and 2020. Our other NEOs (“Non-PEO NEOs”) included:
a.For 2023, Joseph A. Alkire (who served for four months in 2023), Thomas L. Doerr, Jr, Thomas E. Waldron, Christopher M. Waldeck, and Rustin E. Welton.
b.For 2022, Thomas L. Doerr, Jr. (who served for seven months in 2022), Thomas E. Waldron, Christopher M. Waldeck, and Rustin E. Welton.
c.For 2021, Laurel E. Krueger (who served for eight months in 2021), Thomas E. Waldron, Christopher M. Waldeck, and Rustin E. Welton.
d.For 2020, Laurel E. Krueger, Thomas E. Waldron, Christopher M. Waldeck, and Rustin E. Welton.
2.The total shareholder return amounts shown in this column differ from the amounts shown in the proxy statement filed in 2023, for the years ended 2022, 2021, and 2020, due to a correction in the methodology used to calculate total shareholder return.
3.The compensation actually paid amounts shown in this column differ from the amounts shown in the proxy statement filed in 2023, for the years ended 2022, 2021, and 2020, due to a correction in the methodology used to calculate compensation actually paid for our PEO and the average compensation paid to our non-PEO NEOs.
4.The Company has identified Adjusted EPS as the company-selected measure for the pay versus performance disclosure, representing the most important financial performance measure used to link compensation actually paid to the PEO and the other NEOs in 2023 to the Company's performance. See “Appendix B-Reconciliation of Adjusted Financial Measures” at the end of this document for a reconciliation to the most directly comparable GAAP measure.
5.For each year, the values included in columns (c) and (e) for the compensation actually paid to our PEO and the average compensation paid to our non-PEO NEOs reflect the following adjustments to the values included in columns (b) and (d), respectively:

	2023		2022		2021		2020
Reconciliation of Summary Compensation Totals and Compensation Actual Paid	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs

Summary Compensation Table Total (columns (b) and (d))	$9,941,061	$2,717,892	$11,412,428	$3,175,275	$9,979,870	$2,375,813	$6,222,014	$1,742,947
+/- Net Change in Pension	$0	$0	$0	$0	$0	$0	$0	$0
+/- Net Change in Stock Awards	$8,605,076	$1,818,752	$(1,338,563)	$(155,320)	$5,097,130	$593,381	$(832,067)	$(244,350)
+/- Net Change in Option Awards	$0	$0	$0	$0	$59,974	$(662)	$(144,322)	$(21,558)
Compensation Actually Paid	$18,546,137	$4,536,644	$10,073,865	$3,019,955	$15,136,974	$2,968,532	$5,245,625	$1,477,039

Kontoor Brands, Inc.	60	2024 Proxy Statement

For each year, the value of stock awards and stock options awards used to calculate Compensation Actually Paid reflect the following assumptions:

	2023	2022	2021(1)	2020
Restricted Stock Units
Stock Price	$39.16 - $62.42	$39.91 – $46.90	$41.47 – $51.25	$17.72 –$42.22
Performance Stock Units
Stock Price	$62.42	$44.11	$51.25	$40.56
Performance Multiplier	67% - 148%	107% – 114%	82% – 222%	88% – 107%
Stock Options
Stock Price			$40.56 – $43.41	$17.66 – $41.99
Expected Life			4.2 – 6.6	3.3 – 6.0
Risk-Free Rate			0.4% – 0.6%	0.4% – 1.6%
Volatility			53.7% – 56.1%	35.9% – 56.7%
Dividend Yield			3.7% – 3.9%	5.3% – 9.1%
1.    The performance multiplier shown for 2021 reflects a correction to the performance multiplier shown in this section of our proxy statement filed in 2023.

Performance Metrics
The table below lists our most important performance measures used to link "compensation actually paid" for our NEOs to Company performance, over the fiscal year 2023. These measures are used to determine the AIP and PRSU payouts for each of the NEOs. For more information on the AIP and actual payouts for each NEO, see “Annual Cash Incentives” beginning on page 41 of this Proxy Statement. For more information on PRSU awards and actual payouts for each NEO, see "Long-Term Incentive Awards" beginning on page 43 of this Proxy Statement. The performance measures included in this table are not ranked by relative importance.

GAAP Revenue (as defined in “Compensation Discussion & Analysis—Components of Total Direct Compensation—Annual Cash Incentives”, described on page 41)
Gross Margin (as defined in “Compensation Discussion & Analysis—Components of Total Direct Compensation—Annual Cash Incentives”, described on page 41)
Operating Income (as defined in “Compensation Discussion & Analysis—Components of Total Direct Compensation—Annual Cash Incentives”, described on page 41)
Adjusted EPS (as defined in “Compensation Discussion & Analysis—Components of Total Direct Compensation—Long-Term Incentive Awards”, described on page 43)
In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our “pay-for-performance” compensation philosophy. We believe the Company’s executive compensation program and the executive compensation decisions included in the 2023 Summary Compensation Table and related disclosures appropriately reward our PEO and the Other NEOs for Company and individual performance, assist the Company in retaining our senior leadership team and support long-term value creation for our stockholders. The values included in the columns for compensation actually paid to our PEO and the Other NEOs, calculated in accordance with SEC disclosure rules, in each of the fiscal years reported above and over the four-year cumulative period shows how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors. As the values change considerably from year-to-year based on stock price performance, they further demonstrate the “pay-for-performance” compensation philosophy of our executive compensation program. As the table demonstrates, the compensation of our PEO and the Other NEOs is higher when our stock price performs well, and lower when the stock price does not perform as well, demonstrating the clear alignment of interests of our PEO and the Other NEOs and our stockholders.

Kontoor Brands, Inc.	61	2024 Proxy Statement

Relationship Between Compensation Actually Paid and Performance Measures

Period	Change in Compensation Actually Paid to PEO	Change in Average Compensation Actually Paid to Other NEOs	KTB Cumulative TSR	Peer Group Cumulative TSR	Change in KTB GAAP Net Income	Change in KTB Adjusted EPS

2020 to 2023	254%	207%	70%	62%	240%	63%
•Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Cumulative TSR. From 2020 to 2023, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs increased by 254% and 207%, respectively, compared to the Company’s 70% cumulative TSR over the same time period.
•Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Net Income. From 2020 to 2023, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs increased by 254% and207%, respectively, compared to a 240% increase in our GAAP Net Income over the same time period.
•Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Adjusted EPS. From 2020 to 2023, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs increased by 254% and 207%, respectively, compared to a 63% increase in our Adjusted EPS over the same time period.
•Relationship Between the Company’s TSR and the Peer Group TSR. The cumulative TSR for the Peer Group disclosed in the table above was 62% from 2020 to 2023 as compared to the Company’s TSR, which was 70% over the same time period.
2023 CEO Pay Ratio
Kontoor is a global lifestyle apparel company focused on the design, manufacturing, sourcing, marketing and distribution of a portfolio of brands. Approximately 68% of our workforce is located in Latin America and Mexico, 20% is located in the U.S., and 12% is located in the Asia-Pacific Countries (APAC) and Europe, Middle East and Africa (EMEA) regions.
As required by SEC rules, we are reporting the ratio of the annual total compensation of our CEO to the annual total compensation of our “median employee.” The latter is an estimate calculated consistent with SEC rules, based on our payroll and employment records and the methodology described below. SEC rules allow a variety of methodologies and exclusions and permit reasonable estimates and assumptions. Kontoor has a large global workforce, with approximately 9,300 employees in Latin America and Mexico performing manufacturing and production-based roles as of December 30, 2023.
To identify our median employee for fiscal 2023, we began by identifying all of the employees in our active global employee population as of September 30, 2023, which comprised 13,336 full-time, part-time, temporary, and seasonal employees in 25 countries throughout the world. Of that population, 2,791 were U.S. employees and 10,545 were non-U.S. employees. Under the de minimis exemption provided by the SEC rules, we excluded all of our approximately 28 employees based in India, and 5 employees based in Sweden, which represented less than 5% of our total workforce. After excluding the employees based in India and Sweden, we determined the identity of our median employee from a population of 13,303 employees, 2,791 of which were U.S. employees and 10,512 of which were non-U.S. employees.
We then ranked all of the employees in this population by their total cash compensation – a combination of salary and overtime (paid on an hourly, weekly, biweekly or monthly basis) plus a variety of other cash-based incentive pay (including bonuses and other types of production based pay typical for their respective positions) -- received during the nine-month period ended September 30, 2023. We did not annualize the compensation of employees included in the calculation who were hired during the nine-month period but who were not employed for the full period. Total cash compensation of employees paid in foreign currencies was converted into U.S. dollars using the applicable currency exchange rate in effect as of September 29, 2023. We did not make any cost-of-living adjustments.
Based on the process described above, we determined that our fiscal 2023 median employee was a full-time, Mexico-based production operator whose fiscal 2023 annual total compensation was $8,044, calculated in accordance with the requirements of the Summary Compensation Table. Our CEO received $9,941,061 in annual total compensation for the same period. Therefore, the ratio of the fiscal 2023 annual total compensation of our CEO to the fiscal 2023 annual total compensation of our median employee was estimated to be 1,236:1.

Kontoor Brands, Inc.	62	2024 Proxy Statement

2023 Equity Compensation Plan Information Table
The following table provides information as of December 30, 2023, regarding the number of shares of Kontoor common stock that may be issued under Kontoor’s equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(3)

Equity compensation plans approved by shareholders	3,209,450	$26.66	3,488,646
Equity compensation plans not approved by shareholders	0	$0.00	0
Total	3,209,450	$26.66	3,488,646
1.PRSUs assume maximum performance conditions will be satisfied (i.e., at 225% of target award for 2021, 2022 and 2023 PRSUs). Shares of restricted stock do not constitute “options, warrants or rights” and therefore are excluded from these columns.
2.Includes weighted average exercise price for stock options only.
3.Includes securities remaining available for future issuance under the 2019 Stock Compensation Plan.

Kontoor Brands, Inc.	63	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
Common Stock Beneficial Ownership of Certain Beneficial Owners
Set forth below are persons known by Kontoor to have voting power and/or dispositive power over more than 5% of Kontoor common stock, as well as certain other information, all as of February 15, 2024, except that information regarding the number of shares of Kontoor common stock beneficially owned by these shareholders (but not the calculation of the percentage of Kontoor common stock beneficially owned) is as of December 31, 2023, as indicated in the footnotes below. The percentage of Kontoor common stock beneficially owned is based on 55,752,040 shares outstanding as of February 15, 2024.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)(1)	Percent of Class

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10555	8,237,304	14.8%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	6,400,408	11.5%
PNC Bank N.A. and affiliates(4) 300 Fifth Avenue Pittsburgh, PA 15222	5,349,556	9.6%
FMR LLC/Fidelity(5) 245 Summer Street Boston, MA 02210	3,508,266	6.3%
1.None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.
2.The information in the above table concerning BlackRock, Inc. (“BlackRock”) was obtained from a Schedule 13G/A filed with the SEC by BlackRock on January 22, 2024 reporting beneficial ownership at December 31, 2023. BlackRock reported having sole voting power over 8,131,965 shares and sole dispositive power over 8,237,304 shares.
3.The information in the above table concerning The Vanguard Group, Inc. (“Vanguard”) was obtained from a Schedule 13G/A filed with the SEC by Vanguard on February 13, 2024 reporting beneficial ownership at December 31, 2023. Vanguard reported having shared voting power over 102,709 shares, sole dispositive power over 6,244,515 shares, and shared dispositive power over 155,893 shares.
4.The information in the above table concerning PNC Bank, N.A. (“PNC Bank”) and affiliates was obtained from a Schedule 13G/A filed with the SEC by PNC Bank on February 9, 2024 reporting beneficial ownership at December 31, 2023. PNC Bank and affiliates held a total of 5,349,556 shares in various trust and agency accounts on December 31, 2023. As to all such shares, PNC Bank and its affiliates reported having sole voting power over 3,326 shares, shared voting power over 5,342,506 shares, sole dispositive power over 6,235 shares, and shared dispositive power over 5,343,214 shares. Of the total shares reported, 5,342,506 shares are held in the Barbey Family Trust accounts for which PNC Bank serves as co-trustee with Clarence Otis, Jr. and Juliana L. Chugg, who was a member of the Board through November 30, 2021. Because neither the individual trustees nor PNC Bank separately controls the decision-making of the trustees, the parties serving as trustees are not deemed to separately beneficially own the shares held in the Barbey Family Trust accounts and are not deemed to share voting or dispositive power over such shares under applicable SEC rules.
5.The information in the above table concerning FMR LLC, Fidelity and Abigail P. Johnson (“Fidelity”) was obtained from a Schedule 13G filed with the SEC by Ameriprise on February 9, 2024 reporting beneficial ownership at December 31, 2023. Fidelity reported having sole voting power over 3,504,228 shares and sole dispositive power over 3,508,266 shares.

Kontoor Brands, Inc.	64	2024 Proxy Statement

Common Stock Beneficial Ownership of Management
The following table reflects, as of February 15, 2024, the total beneficial ownership of Kontoor common stock of each director and nominee for director, each NEO, and all current directors and executive officers as a group. Each named individual and all members of the group exercise sole voting and dispositive power with respect to the shares held by them, except as indicated in the footnotes. The address of all listed shareholders below is c/o Kontoor Brands, Inc., 400 N. Elm Street, Greensboro, North Carolina 27401. The percentage of Kontoor common stock beneficially owned is based on 55,752,040 shares outstanding as of February 15, 2024.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)(1,2)	Percent of Class (%)

Non-employee Director
Mary Campbell(3)	0	*
Ashley D. Goldsmith	7,140	*
Robert M. Lynch	10,586	*
Andrew E. Page	8,165	*
Mark L. Schiller	9,991	*
Robert K. Shearer	45,501	*
Shelley Stewart, Jr.	18,711	*
Named Executive Officers
Scott H. Baxter(4)	978,942(5)	1.8
Joseph A. Alkire(6)	0	*
Thomas L. Doerr, Jr.	20,147	*
Christopher M. Waldeck	102,102	*
Thomas E. Waldron	117,658	*
Rustin E. Welton(7)	71,729	*
All Current Directors and Executive Officers as a group (12 persons)	1,390,672(2)	2.5
*    Represents less than 1.0%
1.Shares counted as beneficially owned do not include phantom shares accounted for in connection with the Kontoor Deferred Savings Plan for Non-Employee Directors because they are settled in cash.
2.Shares owned also include those that could be acquired upon exercise of the following number of stock options that are exercisable as of February 15, 2024, or within 60 days thereafter or upon settlement of RSUs vesting as of February 15, 2024, or within 60 days thereafter: Mr. Baxter, 553,953 options, 119,732 RSUs; Mr. Alkire, 0 options, 0 RSUs; Mr. Doerr, 0 options, 14,701 RSUs; Mr. Waldeck, 0 options, 28,712 RSUs; Mr. Waldron, 0 options, 28,712 RSUs; Mr. Welton, 0 options, 26,020 RSUs; all current directors and officers as a group, 553,953 options, 217,877 RSUs.
3.Ms. Campbell joined the Board in February 2024.
4.Mr. Baxter is also a director.
5.Includes 380 shares held by Mr. Baxter’s son as to which he has shared voting power but no dispositive power.
6.Mr. Alkire became the Company’s Executive Vice President and Chief Financial Officer effective August 31, 2023.
7.Mr. Welton retired as the Company’s Executive Vice President and Chief Financial Officer effective August 31, 2023.

Kontoor Brands, Inc.	65	2024 Proxy Statement

Proposal No. 3
Ratification of Appointment of Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP has been Kontoor’s independent registered public accounting firm since the Spin-Off, including for purposes of performing an audit of the financial statements included in Kontoor’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023. On February 14, 2024, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP to serve as Kontoor’s independent registered public accounting firm and to perform the audit of Kontoor’s financial statements and internal control over financial reporting for the fiscal year ending December 28, 2024. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of PricewaterhouseCoopers LLP as Kontoor’s independent registered public accounting firm to our shareholders for ratification because we value our shareholders’ views on Kontoor’s independent registered public accounting firm. If shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for the shareholders’ rejection and reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Kontoor and its shareholders.
The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for the fiscal years ended December 30, 2023 and December 31, 2022 and fees billed for other services rendered by PricewaterhouseCoopers LLP for those periods.

Type of Fees	2023	2022

Audit fees(1)	$4,498,750	$3,993,000
Audit-related fees(2)	$40,000	$120,000
Tax fees	—	—
All other fees(3)	$10,000	$10,000
Total:	$4,548,750	$4,123,000
1.Audit fees consisted of fees for the audit of our consolidated financial statements, for quarterly reviews of interim consolidated financial statements, and for services that are normally provided by the auditor in connection with statutory and regulatory filings and engagements.
2.Audit-related fees consisted primarily of controls risk assessment and sales certificates.
3.Other fees consisted of subscriptions to an online accounting research tool.
The Audit Committee considered whether providing the non-audit services shown in this table were compatible with maintaining PricewaterhouseCoopers LLP’s independence, and concluded that they were.
The Board requires that all audit-related services and all other permissible non-audit services provided by PricewaterhouseCoopers LLP are to be pre-approved by the Audit Committee. The pre-approval policies adopted by the Audit Committee provide that annual, recurring services that will be provided by Kontoor’s independent registered public accounting firm and related fees are presented to the Audit Committee for its consideration and advance approval. Criteria are established by the Audit Committee for its advance approval of specified categories of services and payment of fees to Kontoor’s independent registered public accounting firm for changes in scope of recurring services or additional nonrecurring services during the current year. On a quarterly basis, the Audit Committee is informed of each previously approved service performed by Kontoor’s independent registered public accounting firm and the related fees. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Kontoor Brands, Inc.	66	2024 Proxy Statement

VOTE
The Board unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Kontoor's independent registered accounting firm for the fiscal year ending December 28, 2024.
Report of the Audit Committee
The Audit Committee reports as follows with respect to the audit of Kontoor’s consolidated financial statements for the fiscal year ended December 30, 2023 (collectively, the “2023 Financial Statements”). At a meeting of the Audit Committee held on February 14, 2024, the Audit Committee (i) reviewed and discussed with management the 2023 Financial Statements; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission which include, among other items, matters related to the conduct of the audit of the 2023 Financial Statements; and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP their independence from Kontoor. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2023 Financial Statements as audited by PricewaterhouseCoopers LLP be included in Kontoor’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 to be filed with the Securities and Exchange Commission.
The Audit Committee,
Robert K. Shearer, Chair
Andrew E. Page
Mark L. Schiller
Shelley Stewart, Jr.

Kontoor Brands, Inc.	67	2024 Proxy Statement

Proposal No. 4
Approval of Named Executive Officer Compensation on a Non-Binding Advisory Basis (“Say-on-Pay Vote”)
Our Board of Directors requests that shareholders approve the compensation of our Named Executive Officers (“NEOs”), pursuant to Section 14A of the Securities Act of 1934, as disclosed in this Proxy Statement, which includes the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table and the supporting tabular and narrative disclosure on executive compensation.
While this vote is advisory and not binding on the Company, the Board values shareholders’ opinions and will consider the outcome of the vote in determining our executive compensation programs.
At our 2020 Annual Meeting of Shareholders, our shareholders indicated a preference that the Say-on-Pay Vote occur on an annual basis. In accordance with this preference, we determined that we will include a Say-on-Pay Vote in our proxy materials for each annual meeting of shareholders until the next advisory vote on the frequency of future Say-on-Pay Votes. It is expected that the next shareholder vote on the frequency of Say-on-Pay Votes will occur at our 2026 Annual Meeting of Shareholders.
Our Board maintains a “pay for performance” philosophy that forms the foundation for Committee decisions regarding executive compensation. In addition, our executive compensation programs are designed to facilitate strong corporate governance, foster collaboration, and support our short- and long-term Company strategies and objectives.
The CD&A portion of this Proxy Statement contains a detailed description of our executive compensation philosophy and programs, the compensation decisions the Talent and Compensation Committee has made under those programs, and the factors considered in making those decisions, including 2023 Company performance and the alignment of pay outcomes with actual performance outcomes, focusing on the compensation of our NEOs. Our shareholders have affirmed their support of our executive pay programs through their ongoing support of our Say on Pay proposals. We believe we have created a compensation program deserving of shareholder support.
For these reasons, our Board is asking shareholders to approve, on a non-binding advisory basis, the following resolution:
“RESOLVED, that the compensation paid to the Named Executive Officers disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the supporting tabular and related narrative disclosure on executive compensation) is hereby APPROVED.”
While the results of the vote are non-binding and advisory in nature, the Talent and Compensation Committee and the Board intend to carefully consider the results of this vote. If there are a significant number of unfavorable votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions affecting the executive compensation program.
Shareholders are urged to read the “Executive Compensation” section of this Proxy Statement, including the section entitled “Compensation Discussion & Analysis,” which describes our executive compensation philosophy and programs in greater detail, as well as compensation decisions made by the Talent and Compensation Committee with respect to the fiscal year ended December 30, 2023.

VOTE
The Board unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers on a non-binding advisory basis.

Kontoor Brands, Inc.	68	2024 Proxy Statement

Additional Information
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement. Kontoor will bear the entire cost of this proxy solicitation. In addition to the use of mail, proxies may be solicited in person, by telephone or by email by directors, officers and other employees of Kontoor without additional compensation for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
We have retained D.F. King & Co, Inc. to assist in the solicitation of proxies for a fee of $12,000 plus the reimbursement of their expenses, which are expected to be approximately $7,000.
Shareholder Proposals and Nominations for the 2025 Annual Meeting of Shareholders
Shareholders may nominate directors for election to the Board and make other proposals to be considered at the 2025 annual meeting of shareholders (the “2025 Annual Meeting”). In accordance with Kontoor’s Bylaws, notice of any director nominations for election to the Board at the 2025 Annual Meeting or any other proposal for consideration at the 2025 Annual Meeting must be in writing and delivered to, or mailed and received by, the Corporate Secretary of Kontoor at 400 N. Elm Street, Greensboro, North Carolina 27401 no earlier than December 19, 2024 and no later than January 18, 2025. However, if the 2025 Annual Meeting is advanced more than 30 days prior to the first anniversary of the Annual Meeting, or delayed more than 70 days after the first anniversary of the Annual Meeting, then notice must be received by Kontoor no earlier than the 120th day prior to the 2025 Annual Meeting and no later than the later of 70 days prior to the date of the 2025 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by Kontoor. Kontoor’s Bylaws also specify requirements relating to the content of the notice that shareholders must provide in order for a director nomination or other proposal to be properly brought before the 2025 Annual Meeting. In addition, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Kontoor’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Securities Exchange Act of 1934 not prior to December 19, 2024 and not later than January 18, 2025.
Shareholder proposals submitted pursuant to SEC Rule 14a-8 must be received by the Corporate Secretary of Kontoor at 400 N. Elm Street, Greensboro, North Carolina 27401 by November 7, 2024.
Householding
Under SEC rules, a single Notice or Annual Report and Proxy Statement may be sent to any household at which two or more Kontoor shareholders reside if they appear to be members of the same family. Each shareholder receiving physical copies of the proxy materials continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses for Kontoor. Registered shareholders wishing to receive a separate Annual Report or Proxy Statement in the future or registered shareholders sharing an address wishing to receive a single copy of the Annual Report or Proxy Statement in the future may contact the Company’s Transfer Agent: Computershare, Inc., P.O. Box 43006 Providence, RI 02940-3006; (800) 446-2617.
Brokers with account holders who are Kontoor shareholders may be householding our proxy materials. As indicated in the Notice previously provided by these brokers to our shareholders, a single Notice or Annual Report and Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or Annual Report and Proxy Statement, please notify your broker so that separate copies may be delivered to you. Shareholders who currently receive multiple copies of the Notice or Annual Report and Proxy Statement at their address who would prefer to receive a single copy should contact their broker.

Kontoor Brands, Inc.	69	2024 Proxy Statement

Other Matters
The Board is not aware of any matter that is intended to be brought before the Annual Meeting other than the matters described in this Proxy Statement and does not intend to bring any other matters before the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the proxy card will be authorized to vote thereon on behalf of the shareholders in their discretion and intend to vote the same according to their best judgment.
WHETHER OR NOT YOU PLAN TO ATTEND THE LIVE WEBCAST OF THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING.
By Order of the Board of Directors
Thomas L. Doerr, Jr.
Executive Vice President, General Counsel and Corporate Secretary
Dated: March 7, 2024

Kontoor Brands, Inc.	70	2024 Proxy Statement

Appendix A
KONTOOR BRANDS, INC.
Proposed Amendments to Kontoor’s Articles of Incorporation to Replace all Supermajority Voting Standards with Majority Voting Standards
Section (D) of Article SEVENTH, Sections (A) and (E) of Article NINTH and Sections (A) and (B) of Article TWELFTH of our Articles of Incorporation are proposed to be amended as shown below (with additions highlighted in underlined text and deletions in strike-through text):
Article SEVENTH:
(D) ~~From the Effective Date until the completion of the fourth annual meeting of shareholders to occur after the Effective Date, any one or more directors who have been elected may be removed from office by the vote of shareholders entitled to cast 80% of the votes which all shareholders would be entitled to cast at any election of directors only for cause. From and after the completion of the fourth annual meeting of shareholders to occur after the Effective Date, a~~ Any one or more directors who have been elected may be removed from office with or without cause by the vote of shareholders entitled to cast at least a majority ~~80%~~ of the votes which all shareholders would be entitled to cast at any election of directors. In case the Board of Directors or any one or more directors shall be so removed, new directors may be elected at the same meeting.
Article NINTH:
(A) Except as otherwise expressly provided in section (B) of this Article NINTH, the affirmative vote of the holders of at least a majority ~~80%~~ of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class, shall be required to approve any one or more of the transactions listed in paragraphs (i) through (vii) of this section (A), and the term “Business Combination” as used in this Article NINTH shall mean any transaction referred to in said paragraphs (i) through (vii). Such affirmative vote shall be required, the fact notwithstanding that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise. The Business Combination transactions include: [rest of this Section (A) omitted].
(E) [Reserved] ~~Any other provisions of these Articles or the Bylaws of the Corporation to the contrary notwithstanding (and the fact notwithstanding that a lesser percentage may be specified by law, these Articles or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article NINTH.~~
Article TWELFTH:
(A) ~~Except as provided in Article NINTH, Section (E), w~~ Whenever any corporate action is to be taken by vote of the shareholders adopting, amending or repealing these Articles, the proposed corporate action shall be authorized only upon receiving at least a majority ~~80%~~ of the votes which all voting shareholders are entitled to cast thereon.
(B) ~~Except as provided by law or in Article NINTH, Section (E), t~~ The Bylaws of the Corporation may be amended, altered, or repealed, including with respect to any By-Law adopted, altered or amended by the shareholders, or new Bylaws may be adopted, either (a) upon receiving at least a majority ~~80%~~ of the votes which all voting shareholders are entitled to cast on the proposed Bylaw change or adoption at any annual or special meeting of shareholders, or (b) by a vote of a majority of the directors of the Corporation, with or without the vote or assent of the shareholders, at any regular or special meeting of the Board of Directors.

KontoorBrands, Inc.	A-1	2024 Proxy Statement

Appendix B
Reconciliation of Adjusted Financial Measures (Non-GAAP)

Twelve Months Ended December (In thousands, except for per share amounts)

	2023	2022	2021	2020
Net revenues—as reported under GAAP	2,607,472	2,631,444	2,475,916	2,097,839
Cost of goods sold—as reported under GAAP	1,519,365	1,497,076	1,368,190	1,234,150
Restructuring & separation costs (a)	(5,791)	—	2,662	(467)
Adjusted cost of goods sold	1,513,844	1,497,076	1,370,852	1,233,683
Gross profit—as reported under GAAP	1,087,837	1,134,368	1,107,726	863,689
Restructuring & separation costs (a)	5,791	—	(2,662)	467
Adjusted gross profit	1,093,628	1,134,368	1,105,064	864,156
As a percentage of total net revenues	41.9%	43.1%	44.6%	41.2%
Selling, general and administrative expenses—as reported under GAAP	768,568	777,703	824,747	739,855
Restructuring & separation costs (a)	(8,536)	(15,609)	(71,820)	(105,088)
Adjusted selling, general and administrative expenses	760,032	762,095	752,927	634,767
Interest income—as reported under GAAP	3,791	1,352	1,480	1,608
Interest expense—as reported under GAAP	(40,408)	(34,919)	(38,900)	(49,992)
Financing costs (c)	—	—	4,655	—
Other adjustments (b)	—	—	(1,888)	(2,044)
Adjusted interest expense	(40,408)	(34,919)	(36,133)	(52,036)
Other expense, net—as reported under GAAP	(10,753)	(3,962)	(959)	(2,514)
Restructuring & separation costs (a)	—	(2,983)	—	—
Other adjustments (b)	—	—	1,888	2,044
Adjusted other income (expense), net	(10,753)	(6,945)	929	(470)
Diluted earnings per share—as reported under GAAP	4.06	4.31	3.31	1.17
Restructuring & separation costs (a)	0.20	0.18	0.92	1.44
Financing costs (c)	—	–	0.06	—
Adjusted diluted earnings per share	4.26	4.49	4.28	2.61
Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis and on an adjusted basis. These adjusted presentations are non-GAAP measures. Amounts herein may not recalculate due to the use of unrounded numbers.
Notes to Supplemental Financial Information - Reconciliation of Adjusted Financial Measures
Management uses the above non-GAAP financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP measures are useful in evaluating the business, this information should be considered supplemental in nature and should be viewed in addition to, and not as an alternate

Kontoor Brands, Inc.	B-1	2024 Proxy Statement

for, reported results under GAAP. In addition, these non-GAAP measures may be different from similarly titled measures used by other companies.
a.During the twelve months ended December 2023, restructuring costs included $7.3 million related to reductions in our global workforce, $4.5 million related to streamlining and transferring select production within our internal manufacturing network and $2.5 million related to optimizing and globalizing our operating model.

During the year ended December 2022, restructuring and separation costs included $13.7 million of severance and employee-related benefit costs, a $2.6 million pension curtailment gain, $0.4 million of other employee-related benefits and $1.9 million of other costs. All restructuring and separation costs during the year ended December 2022 were attributable to the globalization of the Company’s operating model and relocation of the European headquarters.

During the year ended December 2021, restructuring and separation costs primarily related to the Company’s global ERP system and information technology infrastructure build-out as well as strategic actions by the Company to exit certain company-owned outlet stores and transition our India business to a licensed model.

During the year ended December 2020, restructuring and separation costs primarily related to the Company’s global ERP system and information technology infrastructure build-out as well as strategic actions taken by the Company, including charges resulting from the Company’s decision to exit certain company-owned outlet stores and transition the India business to a licensed model. These costs were partially offset by the benefit of a $6.6 million gain on the sale of manufacturing assets during the third quarter of 2020.

Total restructuring and separation adjustments resulted in a corresponding tax impact of $3.0 million, $2.5 million, $15.0 million and $22.2 million for the twelve months ended December 2023, December 2022, December 2021 and December 2020, respectively.
b.Other adjustments have been made for the years ended December 2021 and December 2020 to remove the funding fees related to the accounts receivable sale arrangement, as they are treated as interest expense in the calculation of adjusted EBITDA for debt compliance purposes.
c.Financing costs relate to expenses incurred to amend the Company’s senior secured credit facility and to issue $400.0 million of senior notes. These adjustments had a corresponding tax impact of $1.1 million for the year ended December 2021.

Kontoor Brands, Inc.	B-1	2024 Proxy Statement
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V27724-P01534 1b. Mary Campbell 1a. Scott H. Baxter 1e. Andrew E. Page Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1c. Ashley D. Goldsmith 1d. Robert M. Lynch 1f. Mark L. Schiller 1g. Robert K. Shearer 1h. Shelley Stewart, Jr. 2. To approve amendments to Kontoor's Articles of Incorporation to replace all supermajority voting standards with majority voting standards. 3. To ratify the appointment of PricewaterhouseCoopers LLP as Kontoor's independent registered public accounting firm for the fiscal year ending December 28, 2024. 4. To approve the compensation of Kontoor's named executive officers as disclosed in our proxy statement. NOTE: To transact such other business as may properly come before the meeting and any adjournments thereof. 1. To elect eight directors for a term ending at the 2025 annual meeting of shareholders. Nominees: For Against Abstain For Against Abstain ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! KONTOOR BRANDS, INC. The Board of Directors recommends you vote FOR each of the nominees in Proposal 1. The Board of Directors recommends you vote FOR proposals 2 through 4. KONTOOR BRANDS, INC. 400 NORTH ELM STREET GREENSBORO, NC 27401 ! !! ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 17, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 12, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/KTB2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 17, 2024 for shares held directly and by 11:59 p.m. Eastern Time on April 12, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V27725-P01534 KONTOOR BRANDS, INC. Annual Meeting of Shareholders April 18, 2024 11:00 AM ET This proxy is solicited by the Board of Directors The undersigned hereby appoints Scott H. Baxter and Thomas L. Doerr, Jr., and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of KONTOOR BRANDS, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, ET on April 18, 2024, virtually at www.virtualshareholdermeeting.com/KTB2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If you hold shares in any Employee Stock Purchase Plan, or 401(k) Savings Plan of the Company, then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in the Employee Stock Purchase Plan for which voting instructions are not received by April 12 at 11:59 PM ET, or if no choice is specified, will be voted by an independent fiduciary. Shares in the 401(k) Savings Plan for which voting instructions are not received by that deadline, or if no choice is specified, will be voted in the same proportion as votes received from other participants in the Plan. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote the shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Continued and to be signed on reverse side